 Exhibit (g)(1)
CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

REINSURANCE AGREEMENT

Between

THE GREAT-WEST LIFE ASSURANCE COMPANY

(referred to as the Ceding Company)

and

PROTECTIVE LIFE INSURANCE COMPANY

(referred to as the Reinsurer)

TABLE OF CONTENTS

i

Schedules

SCHEDULE 1.1(A)
Covered Insurance Policies
SCHEDULE 1.1(B)
Investment Guidelines
SCHEDULE 1.1(C)
Non-Guaranteed Elements Policy
SCHEDULE 1.1(D)
Recapture Triggering Event
SCHEDULE 1.1(E)
Triggering Event
SCHEDULE 1.1(F)
Unamortized Ceding Commission

Exhibits

Exhibit A
Trust Agreement
Exhibit B
Accounting Report
Exhibit C
Terminal Settlement
Exhibit D
Calculation of Allowances

ii

REINSURANCE AGREEMENT
THIS REINSURANCE AGREEMENT (the “Agreement”), is made and entered into on June 3, 2019 and effective as of the Effective Time by and between The Great-West Life Assurance Company, a Canadian insurance company operating in the United States through a Michigan branch, (the “Ceding Company”), and Protective Life Insurance Company, a Tennessee-domiciled life insurance company (the “Reinsurer”).  For purposes of this Agreement, the Ceding Company and the Reinsurer shall each be deemed a “Party.”
WHEREAS, the Ceding Company, Great-West Life & Annuity Insurance Company, a Colorado insurance company, Great-West Life & Annuity Insurance Company of New York, a New York insurance company and The Canada Life Assurance Company, a Canadian insurance company operating in the United States through a Michigan branch, (collectively, the “Sellers”), have agreed to sell, and the Reinsurer and its Affiliates (as hereinafter defined) have agreed to purchase, the Business and certain assets pursuant to a Master Transaction Agreement, dated as of January 23, 2019, by and among Protective Life Insurance Company and the Sellers (the “Master Transaction Agreement”);
WHEREAS, as contemplated by the Master Transaction Agreement, the Ceding Company wishes to cede to the Reinsurer, and the Reinsurer wishes to reinsure, on a one-hundred percent (100%) indemnity reinsurance basis net of Reinsurance Recoveries (as hereinafter defined), on the terms and conditions set forth herein, the risks arising in respect of the Covered Insurance Policies (as hereinafter defined); and
WHEREAS, simultaneously with their entry into this Agreement on the date hereof, the Ceding Company and the Reinsurer are entering into, among other agreements, (i) the Administrative Services Agreement, pursuant to which the Reinsurer, in its capacity as Administrator, shall provide, or cause the provision of, certain administrative services on behalf of the Ceding Company with respect to the Covered Insurance Policies; and (ii) the Trust Agreement, pursuant to which a trustee shall hold assets for the satisfaction of the obligations of the Reinsurer to the Ceding Company under this Agreement;
NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:
Article I.

DEFINITIONS
Section I.1
Definitions.  Any capitalized term used but not defined herein shall have the meaning set forth in the Master Transaction Agreement.  The following terms have the respective meanings set forth below throughout this Agreement:
“Accounting Firm” has the meaning set forth in the Master Transaction Agreement.
“Accounting Period” means each calendar quarter during the term of this Agreement; provided, that the first Accounting Period shall begin on the Effective Time and end on the last day of the quarter in which the Effective Time occurs, and the last Accounting Period shall end on the Recapture Date, the Termination Date or the date this Agreement is otherwise terminated in accordance with Section 8.1, as applicable.
“Accounting Report” has the meaning set forth in Section 3.8(e).
“Action” has the meaning set forth in the Master Transaction Agreement.
“Administered-Only Policy” has the meaning set forth in the Master Transaction Agreement.
“Administrative Services Agreement” means the Administrative Services Agreement effective as of the Effective Time between the Ceding Company and Reinsurer, in its capacity as Administrator, governing the administration of the Covered Insurance Policies.
“Administrator” has the meaning set forth in the Administrative Services Agreement.
“Affiliate” has the meaning set forth in the Master Transaction Agreement.
“Aggregate Ceding Commission” has the meaning set forth in the Master Transaction Agreement.
“Agreement” has the meaning set forth in the preamble.
“Allowances” means, for any Accounting Period (a) where the Administrative Services Agreement is inforce, zero and (b) where the Administrative Services Agreement has been terminated, the amount calculated for such Accounting Period on Exhibit D.
“Ancillary Agreements” has the meaning set forth in the Master Transaction Agreement.
“Applicable Law” has the meaning set forth in the Master Transaction Agreement.
“Bank Accounts” means accounts in the name of the Ceding Company with banking institutions with respect to the Covered Insurance Policies maintained by the Reinsurer.
“Beneficiary” has the meaning set forth in the Trust Agreement.
“Business” has the meaning set forth in the Master Transaction Agreement.
“Business Day” has the meaning set forth in the Master Transaction Agreement.
“Buyer Product Tax Non-Compliance” means any “Buyer Product Tax Non-Compliance” (as defined in the Master Transaction Agreement) by the Reinsurer with respect to the Covered Insurance Policies that are the subject of this Agreement.
“Ceding Company” has the meaning set forth in the preamble.
“Ceding Company Domiciliary State” means the State of Michigan or, if the Ceding Company changes its state of domicile to another state in the United States, such other state; provided if the Ceding Company changes its state of domicile to the state of New York, the “Ceding Company Domiciliary State” shall continue to be the State of Michigan for all purposes under this Agreement.
“Ceding Company Extra-Contractual Obligations” means (i) all Extra-Contractual Obligations to the extent arising out of, resulting from or related to any act, error or omission before the Effective Time, whether or not intentional, negligent, in bad faith or otherwise, by the Ceding Company or any of its Affiliates, or any service providers or Distributors engaged or compensated by the Ceding Company or any of its Affiliates or otherwise; (ii) all Extra-Contractual Obligations to the extent arising out of, resulting from or related to any act or omission after the Closing Date by the Ceding Company or any of its Affiliates, unless such act or omission was undertaken (a) pursuant to the Transition Services Agreement (in which case the indemnification provisions thereof shall apply in accordance with their terms), (b) at the written direction or request of or with the written consent of the Reinsurer or any of its Affiliates or (c) in order to comply with Applicable Law, in either case of the foregoing subclauses (b) or (c), any resulting Extra-Contractual Obligations shall be Reinsurer Extra-Contractual Obligations; (iii) all DMF Liabilities with respect to the Covered Insurance Policies; (iv) all Extra-Contractual Obligations to the extent arising out of or resulting from any Product Tax Non-Compliance; and (v) all Extra-Contractual Obligations to the extent arising out of or resulting from changes to Non-Guaranteed Elements effected by the Ceding Company on or after the Effective Time that are inconsistent with any recommendation of the Reinsurer made in accordance with the NGE Standards pursuant to Section 2.3.
“Ceding Company Indemnified Parties” has the meaning set forth in Section 9.1.
“Claim Notice” has the meaning set forth in Section 9.3(a).
“Closing Date” shall have the meaning set forth in the Master Transaction Agreement.
“Closing Date Statement” has the meaning set forth in the Master Transaction Agreement.
“Closing Statement of General Account Net Settlement” has the meaning set forth in the Master Transaction Agreement.
“Code” shall have the meaning set forth in the Master Transaction Agreement.
“Collateral” has the meaning set forth in Section 3.1(d).
“Commercial Mortgage Loans” means whole commercial loans meeting the requirements set forth in Section 4.4 which, for the avoidance of doubt, shall not include any participation interest.
“Company Action Level RBC” means, at any date of determination, [REDACTED] of the authorized control level risk-based capital of the Reinsurer (i) determined in accordance with the Applicable Law of the state of domicile of the Reinsurer and (ii) calculated using SAP applicable to the Reinsurer and the risk-based capital factors and formulae prescribed by the insurance regulatory authority in the Reinsurer’s state of domicile with respect to the components of and methodologies contained in such calculation.
“Compensation” has the meaning set forth in the Master Transaction Agreement.
“Confidential Information” means all documents and information concerning one Party, any of its Affiliates, any Distributor, the Business or the Covered Insurance Policies, including any information relating to any Person insured directly or indirectly under the Covered Insurance Policies, furnished to the other Party or such other Party’s Affiliates or Representatives in connection with this Agreement or the transactions contemplated hereunder, except that Confidential Information does not include information which:  (a) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a disclosure by the receiving Party hereunder or by any Representative or Affiliate of such Party hereto; (b) was in the possession of, or becomes available to, the receiving Party or such Party’s Representatives or Affiliates on a non-confidential basis, directly or indirectly, from a source other than the disclosing Party or its Representatives, provided, that such source is not and was not known to the receiving Party or its Representatives or Affiliates to be prohibited from transmitting the information by a contractual, legal, fiduciary, or other obligation of confidentiality by the disclosing Party; or (c) was independently developed without violating any obligations under this Agreement and without the use of any other Confidential Information or any derivative thereof.
“Contracts” has the meaning set forth in the Master Transaction Agreement.
“Covered Insurance Policies” means
(i)
all Policies issued, assumed or renewed by the Ceding Company that are specified on Schedule 1.1(A), as such schedule may be amended pursuant to Section 8.16 of the Master Transaction Agreement, excluding any such Policies issued in, or for delivery in, the State of New York (other than individual certificates of insurance delivered under Group Covered Insurance Policies where such Policies are issued outside, or for delivery outside, the State of New York and the delivery of such certificate in the State of New York did not violate Applicable law), but including (a) all endorsements, riders, supplementary Contracts of insurance, side letters, related agreements, incorporated agreements (such as offering documents), in each case under this subclause (a) that are included in the policy files provided to the Reinsurer with respect to such included Policies, together with all settlement options and (b) conversions, exchanges, replacements or reissuances related thereto that are effected pursuant to the terms of such included Policies or as required by Applicable Law or by the Reinsurer pursuant to the terms of the Administrative Services Agreement or by the Ceding Company following any termination of the Administrative Services Agreement, in each case, whether issued, assumed or renewed by the Ceding Company on or prior to the Effective Time (including those that have lapsed and terminated with unpaid claims); and
(ii)
the New Insurance Policies;
provided, that Covered Insurance Policies shall not include any Administered-Only Policy or Excluded Policy.
“DAC Tax Reimbursement” has the meaning set forth in Section 6.7.
“Discovered Policy” has the meaning set forth in the Master Transaction Agreement.
“Distributor” has the meaning set forth in the Master Transaction Agreement.
“DMF Liabilities” has the meaning set forth in the Master Transaction Agreement.
“Domiciliary Receiver” has the meaning set forth in Section 7.1(c).
“Effective Time” has the meaning set forth in the Master Transaction Agreement.
“Eligible Assets” has the meaning set forth in Section 4.4.
“Estimated Statement of General Account Net Settlement” has the meaning set forth in the Master Transaction Agreement.
“Excluded Liabilities” shall mean (a) all Ceding Company Extra-Contractual Obligations, and (b) Liabilities to the extent resulting from any change made after the Effective Time to the terms of a Covered Insurance Policy unless such change was made in compliance with Section 2.5 and (c) any ex-gratia payments made by the Ceding Company (other than ex-gratia payments made by or at the direction or request of or with the written consent of the Administrator).
“Excluded Policy” has the meaning set forth in the Master Transaction Agreement.
“Existing IMR Amount” means the amount of the Ceding Company’s existing interest maintenance reserve, calculated on an after-tax basis, that is attributable to the Reinsured Liabilities as of the Effective Time determined in accordance with SAP applicable to the Ceding Company.
“Existing Reinsurance Agreements” means (a) all reinsurance agreements under which the Ceding Company has ceded or retroceded to reinsurers (whether or not affiliated with the Ceding Company) risks arising in respect of the Covered Insurance Policies (and only to the extent such agreements cover the Covered Insurance Policies) and the Ceding Company’s interest in any trust or other agreement or instrument providing security for the Ceding Company with respect to such reinsurers’ reinsurance obligations under such reinsurance agreement where such agreements are (i) in force or are being treated as being in force as of the date hereof or (ii) terminated but under which there remains any outstanding Liability of the reinsurer and (b) any reinsurance agreement, trust or other agreement or instrument providing security for such reinsurance obligations entered into by the Ceding Company with the prior written consent of the Reinsurer to replace any of such reinsurance agreements or security arrangements following any termination or recapture thereof, in each case, as all such reinsurance agreements or security arrangements may be in force and effect from time to time and at any time.
“Existing Reinsurance Premium” has the meaning set forth in Section 2.2(a).
“Existing Reinsurers” means the insurance companies to which the Ceding Company has ceded or retroceded any Liabilities under Covered Insurance Policies pursuant to any Existing Reinsurance Agreement.
“Extra-Contractual Obligations” means all Liabilities to any Person arising out of or resulting from the Covered Insurance Policies (other than Liabilities arising under the express terms and conditions and within the policy limits of the Covered Insurance Policies), including, without limitation, any loss in excess of the limits arising under or covered by any Covered Insurance Policy, any Liability for fines, penalties, Taxes (except as specifically provided herein), fees, forfeitures, compensatory, consequential, punitive, exemplary, special, treble, bad faith, tort, statutory or any other form of extra-contractual damages, as well as all legal fees and expenses relating thereto, including the costs of any settlement or arbitration award, which Liabilities arise out of or result from any act, error or omission, whether or not intentional, negligent, fraudulent, in bad faith or otherwise (actual or alleged), arising out of or resulting from the Covered Insurance Policies, including, without limitation, (i) the form, sale, marketing, distribution, underwriting, production, issuance, cancellation or administration of the Covered Insurance Policies, (ii) the investigation, defense, prosecution, trial, settlement (including the failure to settle) or handling of claims, benefits, or payments under the Covered Insurance Policies, (iii) the failure to pay or the delay in payment or errors in calculating or administering the payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Covered Insurance Policies or (iv) with respect to the Reinsurer, Buyer Product Tax Non-Compliance, or with respect to the Ceding Company, Product Tax Non-Compliance.
“Fair Market Value” has the meaning set forth in the Trust Agreement.
“Governmental Body” has the meaning set forth in the Master Transaction Agreement.
“IMR Amount” means (i) the Existing IMR Amount plus (ii) the Transaction IMR Amount.
“Indemnified Party” has the meaning set forth in Section 9.3(a).
“Indemnifying Party” has the meaning set forth in Section 9.3(a).
“Initial Reinsurance Premium” has the meaning set forth in the Master Transaction Agreement.
“Insolvency” has the meaning set forth in Section 3.6.
“Investment Guidelines” means the investment guidelines set forth in Schedule 1.1(B), which shall apply in the aggregate to the assets held in the Trust Account (including Commercial Mortgage Loans) and to the assets held in the trust accounts established pursuant to the Seller Reinsurance Agreements (including commercial mortgage loans).
“Liabilities” has the meaning set forth in the Master Transaction Agreement.
“Losses” has the meaning set forth in the Master Transaction Agreement.
“Master Transaction Agreement” has the meaning set forth in the recitals.
“Monthly Reimbursement Amount” means, with respect to any calendar month, the amount of claims and benefit amounts that constitute Reinsured Liabilities paid by the Reinsurer during such month, net of Premiums collected by the Reinsurer during such month, whether in its capacity as Administrator or otherwise in its capacity as an agent of the Ceding Company with respect to such payments and collections.
“NAIC” means the National Association of Insurance Commissioners or any successor organization.
“New Insurance Policies” means the binders, endorsements, riders, policies, certificates, annuity contracts, contracts of insurance, and supplementary contracts of insurance (including settlement options) issued, renewed, or assumed pursuant to the terms of such Policies or as required by Applicable Law or by the Reinsurer on behalf of the Ceding Company following the Effective Time in accordance with the Administrative Services Agreement.
“NGE Standards” has the meaning set forth in Section 2.3(a).
“Non-Guaranteed Elements” means cost of insurance charges, rider charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates, variable paid-up amounts, policy loads and any other policy features or terms that are subject to change, and those items set forth in Actuarial Standard of Practice No. 2: Nonguaranteed Charges or Benefits for Life Insurance Policies and Annuity Contracts in effect as of the Effective Time and any successor rules for such Non-Guaranteed Elements as in effect from time to time.
“Non-Guaranteed Elements Policy” means the policy of the Ceding Company with respect to Non-Guaranteed Elements relating to the Covered Insurance Policies as in effect as of the Effective Time, a copy of which is attached hereto as Schedule 1.1(C), and as from time to time amended, modified or supplemented in accordance with Section 2.3(b).
“Party” has the meaning set forth in the preamble.
“Payee” has the meaning set forth in Section 7.1(a).
“Person” has the meaning set forth in the Master Transaction Agreement.
“Policy” has the meaning set forth in the Master Transaction Agreement.
“Policy Loan Balance” means, with respect to any date of determination, the amount of contract loans in respect of the Covered Insurance Policies, as of such date, as would be reflected in line 6, column 3 in the “Assets” section of the NAIC statement blank used to prepare the Ceding Company’s balance sheet in its most recent Statutory Financial Statement or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, net of any unearned policy loan interest on such loans but including any due and accrued interest thereon, determined in accordance with SAP.
“Pre-Closing UCP Liabilities” has the meaning set forth in the Master Transaction Agreement.
“Premiums” means premiums, considerations, deposits, loan repayments and similar amounts collected by or on behalf of the Ceding Company in respect of the Covered Insurance Policies (whether issued or renewed by the Ceding Company).
“Premium Taxes” means any Taxes payable with respect to Premiums received in respect of the Covered Insurance Policies, including assessments or similar charges to the extent attributable to Premiums received or accrued in connection with participation by the Ceding Company or the Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any Governmental Body.
“Product Tax Non-Compliance” means any “Product Tax Non-Compliance” (as defined in the Master Transaction Agreement) by the Ceding Company with respect to the Covered Insurance Policies that are the subject of this Agreement.
“Program of Internal Replacement” has the meaning set forth in Section 2.7.
“Qualifying LOC” means one or more clean, irrevocable, unconditional letters of credit that comply with the requirements of the Michigan Regulation R500.1124 (and its successor provision) or the applicable corresponding credit for reinsurance laws and regulations of the Ceding Company Domiciliary State and are delivered to and held by the Beneficiary; provided, that as of any date of determination following the occurrence and during the continuation of a Triggering Event, the aggregate available amount under all such Qualifying LOCs may not exceed the lesser of (i) [REDACTED] of the Required Balance as of such date, and (ii) the excess of (A) the Required Balance as of such date over (B) the Statutory Book Value of the Eligible Assets in the Trust Account.
“RBC Ratio” means the percentage equal to (i) the quotient of the Total Adjusted Capital of the Reinsurer divided by the Company Action Level RBC, multiplied by (ii) 100; provided, that in the event of an elimination by Applicable Law of the requirement for the Reinsurer to calculate risk-based capital or there is a material change in the factors and formulae prescribed by the insurance regulatory authority in the Reinsurer’s state of domicile with respect to the components of and methodologies contained in such calculation, the Parties shall amend this Agreement to incorporate an alternate calculation that is reasonably equivalent to the components of and methodologies contained in the calculation of the Reinsurer’s RBC Ratio in effect as of the Effective Time within thirty (30) calendar days after the implementation of such change and, if the Parties cannot agree on any such alternative, the Reinsurer shall continue to calculate its RBC Ratio as if such material change had not occurred.
“RBC Reporting Deadline” means, as of any date, the date that is sixty (60) calendar days after the end of any calendar quarter.
“Recapture Date” has the meaning set forth in Section 8.3(a).
“Recapture Triggering Event” means any of the following occurrences:
(a)
the Reinsurer becomes insolvent or has been placed into liquidation, rehabilitation, conservation, supervision, receivership or similar proceedings (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or assume control of its operations;
(a)
the occurrence of the event set forth in Schedule 1.1(D);
(b)
a Reserve Credit Event has occurred and is continuing;
(c)
the Reinsurer fails to pay any undisputed amounts due hereunder or to fund amounts into the Trust Account, as required, and, in each case (i) such amount is [REDACTED] in the aggregate and (ii) such breach has not been cured within [REDACTED] after written notice thereof from the Ceding Company;
(d)
the Administrative Services Agreement has been terminated by the Ceding Company in accordance with its terms;
(e)
any Recapture Triggering Event of the type specified in (c), (d) or (e) above has occurred under any of the Seller Reinsurance Agreements and is continuing; or
(f)
any Recapture Triggering Event of the type specified in (a) or (b) above has occurred under any of the Seller Reinsurance Agreements and is continuing and, on the date that any such Recapture Trigger Event occurs, the Statutory Reserves or General Account Reserves (as applicable and as defined in such Seller Reinsurance Agreement) are equal to or greater than [REDACTED].
“Recoveries” has the meaning set forth in Section 3.1(b).
“Reinsurance Recoveries” means all amounts actually released to or collected by or on behalf of the Ceding Company under the Existing Reinsurance Agreements in respect of the Covered Insurance Policies, including all recoveries, termination and recapture amounts (including amounts released to the Company from funds withheld accounts and modified coinsurance accounts), returns, amounts in respect of profit sharing and all other sums to which the Ceding Company may be entitled under the Existing Reinsurance Agreements, except to the extent such amounts collected under the Existing Reinsurance Agreements relate to Ceding Company Extra-Contractual Obligations.
“Reinsurance Statement Methodology” has the meaning set forth in the Master Transaction Agreement; provided however, that for the purposes of this Agreement, Reinsurance Statement Methodology shall be limited to (i) the items from footnote 4 of the Reinsurance Statement Methodology (i.e., “Life Reserves”, “Accident & Health Reserves”, “Deposit-type Contracts”, “Transfers to Separate Accounts” and “Other Contract Deposit Funds”) and (ii) the following items from footnote 6 thereof: “Claims Outstanding – Life”, “Claims Outstanding – A&H”, and “Provision for Experience Refunds”.
“Reinsured Business” has the meaning set forth in the Master Transaction Agreement.
“Reinsured Liabilities” means the following Liabilities (net of (i) Reinsurance Recoveries (other than under any Specified Reinsurance Agreement, if any) and (ii) amounts owed from a Specified Reinsurer (if any) under a Specified Reinsurance Agreement (if any) with respect to the Covered Insurance Policies, whether or not collected), arising out of or resulting from the Covered Insurance Policies, whether incurred before at or after the Effective Time:
(a)
all Liabilities for incurred but not reported claims, pending claims and benefits (including death benefits, waiver of premium benefits, accident and health benefits, endowments or matured endowments, paid-up additions, lump sum payments, annuitization payments, deferred payments, discontinuance disbursements, payments in respect of market value adjustments, rights to purchase additional coverage and any other settlement options), unearned premiums, claim expenses, interest on claims or unearned premiums, interest on policy funds, experience refunds, amounts in respect of profit sharing, withdrawals, surrenders, amounts payable for returns or refunds of premiums, guaranteed minimum death benefits and loans made under the terms of any Covered Insurance Policy and other contract benefits, in each case, whether incurred before, at or after the Effective Time, and arising under the express terms and conditions of the Covered Insurance Policies, including all such Liabilities to the extent resulting from any change made after the Effective Time to the terms of a Covered Insurance Policy in compliance with Section 2.5;
(b)
all Liabilities arising out of or relating to any changes to the terms and conditions of the Covered Insurance Policies mandated by Applicable Law or initiated by the holder of any Covered Insurance Policy pursuant to the terms of such policy;
(c)
Premium Taxes; provided, that the amount of any Premium Taxes shall be determined net of any credits, deductions or offsets to Premium Taxes paid or accrued after the Closing Date that are otherwise available to the Ceding Company with regard to the liabilities assumed by the Reinsurer hereunder;
(d)
Compensation (including fronted and Trail Commissions and marketing allowances), servicing and administration fees and other amounts payable with respect to the Covered Insurance Policies to or for the benefit of the Distributors who marketed or produced the Covered Insurance Policies;
(e)
amounts payable under or with respect to the Existing Reinsurance Agreements (including Existing Reinsurance Premium) (including for the avoidance of doubt, such amounts payable to the Specified Reinsurers (if any) under the Specified Reinsurance Agreements (if any), which amounts shall be payable to the Ceding Company);
(g)
all escheat or unclaimed property Liabilities arising out of the Covered Insurance Policies (without duplication of amounts set forth in clause (a) above) (but excluding any DMF Liabilities and Pre-Closing UCP Liabilities);
(h)
without duplication of the foregoing, any other Liability arising out of or resulting from the Covered Insurance Policies not specified in items (a)-(g) above; and
(i)
all Reinsurer Extra-Contractual Obligations;
provided, that (i) the Reinsured Liabilities do not include any Excluded Liabilities; (ii) with respect to items (c) and (d) above, Reinsured Liabilities comprising such items shall be limited to (A) amounts payable with respect to Premium received from and after the Effective Time and (B), as regards amounts payable in respect of Premiums received prior to the Effective Time, (1) the respective dollar amounts of the reserve or accrual that has been established and reported in the applicable specific line item on the Closing Statement of General Account Net Settlement applicable to the Ceding Company (after any disputes with respect thereto have been finally resolved in accordance with the Master Transaction Agreement) with respect to amounts payable prior to the Effective Time and (2) Trail Commissions with respect to amounts payable after the Effective Time; and (iii) with respect to item (h) above to the extent not otherwise covered by the foregoing clauses (i) and (ii) of this proviso, Reinsured Liabilities comprising such item be limited to the respective dollar amounts of the reserve or accrual that has been established and reported in the applicable specific line item on the Closing Statement of General Account Net Settlement applicable to the Ceding Company (after any disputes with respect thereto have been finally resolved in accordance with the Master Transaction Agreement).
“Reinsurer” has the meaning set forth in the preamble.
“Reinsurer Extra-Contractual Obligations” means (i) all Extra-Contractual Obligations other than any Ceding Company Extra-Contractual Obligations and (ii) all Extra-Contractual Obligations to the extent arising out of or resulting from any Buyer Product Tax Non-Compliance.
“Reinsurer Indemnified Parties” has the meaning set forth in Section 9.2.
“Replacement Administrator” has the meaning set forth in Section 3.8(b).
“Representative” has the meaning set forth in the Master Transaction Agreement.
“Required Balance” means, as of any date of determination, an amount equal to one hundred percent (100%) of the Statutory Reserves, plus the Unamortized IMR Amount, minus the Policy Loan Balance, minus the Uncollected/Deferred Premiums, in each case, as of such date; provided, that in the event of a Reserve Credit Event, the Required Balance shall not be less than the amount required to permit the Ceding Company to obtain full Reserve Credit; and provided, further, that the Required Balance shall be reduced by the Statutory Book Value of each Commercial Mortgage Loan set forth on Schedule A-2 of the Trust Agreement for a reasonable period of time (not to exceed ninety (90) days) until such Commercial Mortgage Loan can be pledged to the Trustee and held by the Trustee in the Trust Account in accordance with the terms of the Trust Agreement; and provided, further, that if (i) the numerical value of the Required Balance as calculated above (without regard to the foregoing proviso) is [REDACTED] or (ii) the sum of the numerical value of the Required Balance as calculated above plus the numerical value of the “Required Balance”, as defined and calculated under each of the Seller Reinsurance Agreements (without regard to the foregoing clause (i)), is [REDACTED], and in each case no Triggering Event has occurred, the Required Balance hereunder shall automatically be reduced to zero as of such date of determination and all future dates of determination.
“Reserve Credit” means full Statutory Financial Statement credit for the reinsurance ceded to the Reinsurer under this Agreement in the Ceding Company’s NAIC annual statement blank and in all Statutory Financial Statements required to be filed with any Governmental Body charged with supervision of insurance companies in the Ceding Company Domiciliary State.
“Reserve Credit Event” means any event that would cause the Ceding Company to not be permitted to receive Reserve Credit and that such event has not been remedied [REDACTED].
“Retention Dispute” means, with respect to one or more Specified Reinsurers, the refusal by such Specified Reinsurer to pay when due any amounts owed under the applicable Existing Reinsurance Agreement with respect to the Covered Insurance Policies following such Specified Reinsurer’s written notice of termination or other written notice (including by electronic mail) alleging a breach of the terms of such Existing Reinsurance Agreement by reason of either (a) a breach of retention requirements giving rise to a termination right or (b) a purported failure by the Ceding Company to obtain consent, including any waiver of retention requirements, of such Specified Reinsurer under such Existing Reinsurance Agreement in connection with the reinsurance of the Covered Insurance Policies as contemplated hereunder.
“SAP” means, with respect to any insurance company, the statutory accounting principles prescribed or permitted by the insurance regulatory authorities of the state of domicile of such insurance company, consistently applied throughout the periods involved.
“Security Funding Reporting Date” has the meaning set forth in Section 4.8(a).
“Seller Ceding Commission” has the meaning set forth in the Master Transaction Agreement.
“Seller Reinsurance Agreements” means the three (3) reinsurance agreements, each effective as of the Effective Time, by and between Reinsurer (or its Affiliates) and each of the Sellers other than the Ceding Company.
“Specified Reinsurance Agreement” means an Existing Reinsurance Agreement under which a Specified Reinsurer has asserted a Retention Dispute; provided, that an Existing Reinsurance Agreement shall not be a Specified Reinsurance Agreement if (a) the applicable Existing Reinsurer has executed and delivered to the Ceding Company or an Affiliate thereof a letter or other document evidencing such Existing Reinsurer’s consent to, or irrevocable waiver of, all restrictions contained in such Existing Reinsurance Agreement relating to the reinsurance of the Covered Insurance Policies as contemplated hereunder or following written notice to such Existing Reinsurer of the reinsurance contemplated hereunder or otherwise, the Existing Reinsurer has continued to accept Existing Reinsurance Premium and pay any applicable Reinsurance Recoveries without written objection or a reservation of rights (including by electronic mail) for a period of three (3) years following notice by either Party to such Existing Reinsurer of the consummation of the transactions contemplated under this Agreement; (b) the applicable Retention Dispute has been resolved in favor of the Ceding Company in accordance with Section 2.2(c) hereof; or (c) the applicable Existing Reinsurer fails to pay any amounts due under such Existing Reinsurance Agreement for any reason (including insolvency of such reinsurer or otherwise) other than (i) a Retention Dispute or (ii) the failure of the Ceding Company, pursuant to Section 2.2(b), to remit Existing Reinsurance Premiums to any such Existing Reinsurer that is a Specified Reinsurer.
“Specified Reinsurer” means an Existing Reinsurer, other than (a) the Reinsurer or any of its Affiliates, or (b) any other reinsurer that has executed and delivered to the Ceding Company or an Affiliate thereof a letter or other document evidencing its consent to, or irrevocable waiver of, all restrictions contained in such Existing Reinsurance Agreement relating to the reinsurance of the Covered Insurance Policies as contemplated hereunder or following written notice to such reinsurer of the reinsurance contemplated hereunder or otherwise, the Existing Reinsurer has continued to accept Existing Reinsurance Premium and pay any applicable Reinsurance Recoveries without written objection or a reservation of rights for a period of three (3) years following notice by either Party to such reinsurer of the consummation of the transactions contemplated under this Agreement.
“Statutory Book Value” means with respect to any Eligible Asset or Commercial Mortgage Loan, the sum of (a) the dollar amount thereof stated, or would be stated, on the Statutory Financial Statements as admitted assets of the Reinsurer, calculated in accordance with SAP applicable to the Reinsurer, but disregarding any permitted practices applicable to the Reinsurer, plus (b) the due and accrued investment income on such Eligible Asset or Commercial Mortgage Loan as of the date on which Statutory Book Value is determined.
“Statutory Financial Statements” means, with respect to any Party, the annual and quarterly statutory financial statements of such Party filed with the Governmental Body charged with supervision of insurance companies in the jurisdiction of domicile of such Party to the extent such Party is required by Applicable Law to prepare and file such financial statements.
“Statutory Reserves” means, as of any date of determination, the aggregate amount of statutory reserves of the Ceding Company (without regard to the reinsurance provided under this Agreement) with respect to the Reinsured Liabilities, as calculated as of such date of determination in accordance with SAP applicable to the Ceding Company and the Reinsurance Statement Methodology applied consistently with their application in connection with the preparation of the applicable Closing Date Statement (but taking into account any change to statutory reserves ceded under the Existing Reinsurance Agreements and any changes to SAP applicable to the Ceding Company required to be implemented by the Ceding Company after the Effective Time).
“Tax” has the meaning set forth in the Master Transaction Agreement.
“Terminal Accounting Period” means the Accounting Period during which the Recapture Date or Termination Date occurs.
“Terminal Settlement” has the meaning set forth in Section 8.4.
“Terminal Settlement Statement” has the meaning set forth in Section 8.4.
“Termination Date” has the meaning set forth in Section 8.3(b).
“Termination Event” means any failure by the Ceding Company to pay any undisputed amounts due to the Reinsurer under this Agreement where such amount is in excess of [REDACTED] in the aggregate, if such failure has not been cured within [REDACTED] after written notice thereof from the Reinsurer.
“Third-Party Claim” has the meaning set forth in Section 9.3(a).
“Total Adjusted Capital” means, at any date of determination, with respect to any insurance company, its total adjusted capital as calculated in accordance with the most current formulae for calculating such amount adopted by the insurance regulatory authority in such insurance company’s state of domicile.
“TPA” has the meaning set forth in Section 3.8(a).
“Trail Commissions” has the meaning set forth in the Master Transaction Agreement.
“Transaction Agreements” means the Master Transaction Agreement and each of the Ancillary Agreements other than this Agreement.
“Transaction IMR Amount” means the sum of (i) the amount of the interest maintenance reserve, calculated on an after-tax basis, that is created on the Closing Date as a direct result of the transactions contemplated by this Agreement determined in accordance with SAP applicable to the Ceding Company, plus (or minus, if the amount of the interest maintenance reserve is decreased due to realized losses) (ii) any interest maintenance reserve, calculated on an after-tax basis, that is created following the Closing Date with respect to the assets supporting the Reinsured Liabilities (including as a result of the disposition of assets in connection with the payment of the Terminal Settlement, if applicable) determined in accordance with SAP applicable to the Reinsurer.
“Transition Services Agreement” means the Transition Services Agreement effective as of the Effective Time between Great-West Life & Annuity Insurance Company and the Reinsurer.
“Treasury Regulations” means the Treasury Regulations (including temporary and proposed Treasury Regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.
“Triggering Event” means any of the following occurrences:
(a)
the occurrence of the event set forth in Schedule 1.1(E);
(b)
any Recapture Triggering Event has occurred and is continuing;
(c)
any Triggering Event of the type specified in (a) above has occurred under any of the Seller Reinsurance Agreements and is continuing; or
(d)
the Reinsurer fails to pay any undisputed amounts due hereunder or to fund amounts into the Trust Account and/or provide sufficient available amounts under Qualifying LOCs (if any), as required, and, in each case (i) such amount is in excess of [REDACTED] in the aggregate and (ii) such breach has not been cured within [REDACTED] after written notice thereof from the Ceding Company.
“Triggering Event Collateralization Amount” means, at any date of determination, the sum of (i) the aggregate Fair Market Value of the Eligible Assets in the Trust Account and (ii) the aggregate available amount under Qualifying LOCs (if any).
“Triggering Event Statutory Book Value Amount” means, at any date of determination, the aggregate Statutory Book Value of the Eligible Assets in the Trust Account.
“Trust Account” means the trust account established by the Reinsurer for the benefit of the Ceding Company under the Trust Agreement.
“Trust Agreement” means that certain Trust Agreement, dated as of the date hereof, by and among the Reinsurer, the Ceding Company and The Northern Trust Company, as trustee, substantially in the form of Exhibit A hereto.
“Trustee” has the meaning set forth in the Trust Agreement.
“UCC” means the Uniform Commercial Code as in effect from time to time in the Ceding Company Domiciliary State.
“Unamortized IMR Amount” means, with respect to any date of determination, an amount equal to the portion of the IMR Amount which remains unamortized as of such date, determined in accordance with SAP applicable to the Reinsurer.
“Unamortized Portion of the Ceding Commission” means, as of any date of determination, the unamortized portion of the Ceding Company’s share of the Aggregate Ceding Commission attributable to the reinsurance hereunder calculated by amortizing the Aggregate Ceding Commission in accordance with Schedule 1.1(F).  If the Parties cannot agree on the amount of the Unamortized Portion of the Ceding Commission as of the Termination Date, the issue will be referred to, and conclusively determined by Milliman, Inc. (or, if Milliman, Inc. is unable or unwilling to act in such capacity, another actuarial consultant mutually agreed by the Parties’ independent public accountants), whose fees will be shared equally by the Parties.
“Uncollected/Deferred Premiums” means, as of any date of determination, the sum of (i) uncollected premiums and agents’ balances in the course of collection in respect of the Covered Insurance Policies, as of such date, as would be reflected in line 15.1, column 3 in the “Assets” section of the NAIC statement blank used to prepare the Ceding Company’s balance sheet in its most recent Statutory Financial Statement or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, plus (ii) deferred premiums and agents’ balances and installments booked but deferred and not yet due in respect of the Covered Insurance Policies, as of such date, as would be reflected in line 15.2, column 3 in the “Assets” section of the NAIC statement blank used to prepare the Ceding Company’s balance sheet in its most recent Statutory Financial Statement or if the line number is changed pursuant to relevant guidance from the NAIC, the successor line number to such line number, in each case determined in accordance with SAP and Applicable Law of the Ceding Company Domiciliary State.
Article II.

BASIS OF REINSURANCE AND BUSINESS REINSURED
Section II.1
Reinsurance.
(a)
Subject to the terms and conditions of this Agreement, as of the Effective Time, the Ceding Company hereby cedes on an indemnity reinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to assume and indemnity reinsure, one hundred percent (100%) of all Reinsured Liabilities on a coinsurance basis.  This Agreement is solely between the Ceding Company and the Reinsurer and shall not create any legal relationship whatsoever between the Reinsurer and any Person other than the Ceding Company.  The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is recaptured, terminated or reduced as provided herein.  On and after the Effective Time, the Reinsurer shall be obligated to make payments to or on behalf of the Ceding Company, as and when due, of all Reinsured Liabilities.
(b)
Upon the reinstatement or reissuance of any reduced, terminated, lapsed or surrendered Covered Insurance Policy, such Covered Insurance Policy shall be automatically reinsured hereunder.  The Reinsurer will be entitled to retain any Premiums and interest that are received for any such reinstatement.
Section II.2
Existing Reinsurance.
(a)
This Agreement is written net of Reinsurance Recoveries, however, subject to Section 2.2(b), the Reinsurer agrees to make payment on behalf of the Ceding Company of all Reinsured Liabilities, calculated without regard to the reduction for Reinsurance Recoveries, in consideration for the Ceding Company’s assignment to the Reinsurer of the Reinsurance Recoveries in Section 3.1(b)(ii).  Subject to Section 2.2(b), as part of the Reinsured Liabilities, the Reinsurer shall reimburse the Ceding Company for, or pay on behalf of the Ceding Company, all premiums and other amounts, if any, under the Existing Reinsurance Agreements either due and unpaid or with respect to periods on or after the Effective Time (“Existing Reinsurance Premium”).  The Reinsurer shall bear all risk of collecting amounts due in respect of the Covered Insurance Policies under the Existing Reinsurance Agreements other than with respect to a Specified Reinsurance Agreement.  The Reinsurer, on behalf of the Ceding Company, shall assume all responsibility for administration of the Existing Reinsurance Agreements including any Specified Reinsurance Agreement (in accordance with the terms thereof) at the same time as the Reinsurer assumes responsibility for the administration of the Covered Insurance Policies pursuant to the Administrative Services Agreement for so long as such agreement remains in effect.
(b)
With respect to a Specified Reinsurance Agreement, subject to Section 2.2(c), (i) the Ceding Company shall be responsible for the uncollected or uncollectible Reinsurance Recoveries related to such Specified Reinsurance Agreement, (ii) any amounts paid to the Reinsurer by the Ceding Company that are subsequently received by the Ceding Company from the reinsurer under the applicable Specified Reinsurance Agreement shall be retained by the Ceding Company, and (iii) the Ceding Company shall be entitled to withhold, or direct the Administrator to withhold, the payment of Premiums otherwise due to the Reinsurer hereunder in an amount equal to the Existing Reinsurance Premium due and payable to a Specified Reinsurer under its Specified Reinsurance Agreement (and, to the extent the Reinsurer receives any such amounts, the Reinsurer shall cause such amounts to be remitted to the Ceding Company); provided that, if the Specified Reinsurer then refuses to pay amounts due based on such non-payment of Existing Reinsurance Premium or terminates the Specified Reinsurance Agreement, the Ceding Company shall continue to be responsible for such uncollected or uncollectible amounts and have the rights and benefits of the Specified Reinsurer under the terms of the Specified Reinsurance Agreement as if the Ceding Company were the Specified Reinsurer.  If the Reinsurer receives any Reinsurance Recoveries related to a Retention Dispute, the Reinsurer shall promptly endorse and remit such amounts to the Ceding Company to the extent of amounts previously paid by the Ceding Company to the Reinsurer.
(c)
If a Retention Dispute is resolved in favor of the Ceding Company, then such Existing Reinsurance Agreement shall no longer be deemed a Specified Reinsurance Agreement effective as of effective date of such resolution and the Reinsurer shall be financially responsible for any Reinsurance Recoveries due from such relevant Existing Reinsurer thereafter and the Ceding Company and the Reinsurer shall settle appropriately any amounts between them pursuant to the terms of this Agreement.  If the Parties reasonably determine that a Retention Dispute is not likely to be resolved, then the Parties will discuss in good faith the proposed treatment of the relevant Specified Reinsurance Agreement, including the possibility of terminating, recapturing or novating the same to the Reinsurer, its Affiliate or a third party mutually agreed to by the Parties, with no obligation of the Reinsurer to agree to any such treatment that would have an adverse economic impact on it.
(d)
From and after the Effective Time, except as otherwise required to comply with Applicable Law, the Ceding Company shall not voluntarily amend, terminate or recapture any Existing Reinsurance Agreement or enter into any new reinsurance agreement that would constitute an Existing Reinsurance Agreement with respect to any of the Covered Insurance Policies without the Reinsurer’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
(e)
The Ceding Company may, with the Reinsurer’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, (i) bifurcate the Existing Reinsurance Agreements such that the third party reinsurance arrangements relating to the Covered Insurance Policies are subject to their own separate agreement or agreements; provided that such third party reinsurance agreements relating to the Covered Insurance Policies resulting from such bifurcation shall be on the same terms and conditions as the reinsurance of the Covered Insurance Policies under the Existing Reinsurance Agreements, and (ii) amend, modify or terminate (including termination of new business under) any Existing Reinsurance Agreement with respect to any Policies covered thereunder that are not Covered Insurance Policies so long as such amendment, modification or termination has no effect on the third party reinsurance relating to the Covered Insurance Policies.
(f)
Subject to the provisions of Section 2.2(b), liabilities ceded under the terms of any Existing Reinsurance Agreement, as shall be terminated or recaptured or as may be reduced or altered to reflect any amendment of such Existing Reinsurance Agreement, shall be ceded automatically hereunder to the Reinsurer without any further action, subject to the receipt by the Reinsurer, concurrently with such termination or recapture, of any Reinsurance Recoveries resulting from any such termination or recapture, including any reserve transfer or similar transfer or settlement amount received by the Ceding Company from the applicable Existing Reinsurer and any amounts released to the Ceding Company from funds withheld accounts, modified coinsurance accounts or otherwise.  Subject to the provisions of Section 2.2(b), the Reinsurer shall pay the applicable portion of any resulting special transfer or recapture fee incurred by the Ceding Company as provided for under the terms of the recapture or termination agreements or instruments for such Existing Reinsurance Agreements.
(g)
Subject to the Administrator’s obligations set forth in the Administrative Services Agreement, the Ceding Company agrees that it shall take any actions reasonably requested by the Reinsurer to maintain in full force and effect each of the Existing Reinsurance Agreements to the extent such action is not an action contemplated to be taken by the Administrator under the Administrative Services Agreement.  The Ceding Company shall take such actions, at the expense and reasonable direction of the Reinsurer, to enforce its rights thereunder, including, without limitation, at the Reinsurer’s reasonable request, requiring, if applicable and to the extent permitted under the terms thereof, the collateralization by the Existing Reinsurer of reserve balances and other amounts thereunder.  As promptly as reasonably practicable, the Ceding Company shall provide the Reinsurer with copies of all correspondence received with respect to any Existing Reinsurance Agreements, including with respect to any proposed amendment, termination, assignment, recapture or rate increase.  [REDACTED]
(h)
The Reinsurer shall have the right to renew expiring or terminating Existing Reinsurance Agreements, to the extent relating to the Covered Insurance Policies, that were in-force as of the Effective Time; provided, however, that prior to such renewals in the Ceding Company’s name, the Reinsurer shall use commercially reasonable efforts to enter into a new ceded reinsurance agreement in the Reinsurer’s name to replace such expiring or terminating Existing Reinsurance Agreements with respect to such Covered Insurance Policies; provided, further, in connection with any recapture or termination under Section 8.3, the Reinsurer shall cooperate with the Ceding Company and use commercially reasonable efforts to seek to novate such new ceded reinsurance agreements under the foregoing proviso (to the extent such agreements cover the Covered Insurance Policies) to the Ceding Company with effect as of the Recapture Date or Termination Date, as applicable, whereupon the Ceding Company shall have the benefits and obligations under such agreements, in each case as of the Recapture Date or the Termination Date, as applicable; provided, further, the Reinsurer shall not renew any Existing Reinsurance Agreements to the extent relating to any Policies covered thereunder that are not Covered Insurance Policies without the Ceding Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
Section II.3
Non-Guaranteed Elements.
(a)
From and after the Effective Time, the Ceding Company shall retain the ultimate authority to set and establish the Non-Guaranteed Elements with respect to the Covered Insurance Policies in accordance with the Non-Guaranteed Elements Policy, the terms of the Covered Insurance Policies, Applicable Law and generally accepted actuarial standards of practice; provided that, the Ceding Company shall give the Reinsurer ten (10) Business Days prior written notice before a change to a Non-Guaranteed Element, which shall specify the planned change. The Reinsurer may, from time to time (including during the notice period specified above), make recommendations to the Ceding Company with respect to Non-Guaranteed Elements, including revisions to the planned change,  so long as the recommendations comply and are consistent with the Non-Guaranteed Elements Policy (including any exceptions thereto mutually agreed in writing), the terms of the Covered Insurance Policies, Applicable Law and generally accepted actuarial standards of practice (the “NGE Standards”).  The Ceding Company shall fully consider all such recommendations and act reasonably and in good faith in determining whether any such recommendations should be accepted; provided, that the Reinsurer shall indemnify and hold harmless the Ceding Company for Losses arising out of or resulting from the Ceding Company’s acceptance and implementation of the Reinsurer’s recommendations in accordance with Article IX. The Ceding Company agrees that in considering such recommendations in good faith, the Ceding Company shall take into account, among other factors, the relative economic interests of the Ceding Company and the Reinsurer in the acceptance and implementation of such recommendation together with the written report of the appointed actuary (including as required under Section 464.1 of the Insurance Companies Act (Canada)).
(b)
From time to time, either Party may propose changes or exceptions to the Non-Guaranteed Elements Policy and will consult in good faith with the other Party as to such proposed changes or exceptions.
Section II.4
Reserves and Liabilities Reporting.  Pursuant to the Administrative Services Agreement and in accordance with the terms thereof for so long as such agreement remains in effect, the Reinsurer shall, in its capacity as Administrator, provide to the Ceding Company information relating to the reserves and liabilities in respect of the Covered Insurance Policies.
Section II.5
Insurance Contract Changes.  Except as directed by or consented to in writing by the Reinsurer or as performed by the Reinsurer (or its duly appointed assignee or delegatee) acting on behalf of the Ceding Company in the Reinsurer’s capacity as Administrator, the Ceding Company, on its own initiative, shall not change the terms or conditions of any Covered Insurance Policy, other than for any change required by the terms of any Covered Insurance Policies, any Governmental Body or Applicable Law or otherwise permitted by the terms of this Agreement (including Section 2.3).  If the Reinsured Liabilities under any of the Covered Insurance Policies are changed (a) because of changes made on or after the Effective Time in the terms and conditions of the Covered Insurance Policies effected by the Reinsurer acting in its capacity as Administrator or at the direction of or as consented to in writing by the Reinsurer or (b) pursuant to the terms of any Covered Insurance Policies or to comply with the requirements of any Governmental Body or Applicable Law or otherwise permitted by the terms of this Agreement (including Section 2.3), the Reinsurer will participate, on the reinsurance basis set forth in Section 2.1, and assume and pay one hundred percent (100%) of all Reinsured Liabilities resulting from such change; provided, that any change arising under (a) above must be in compliance with Applicable Law.  With respect to any change required by the terms of any Covered Insurance Policies, any Governmental Body or Applicable Law, which the Reinsurer is not voluntarily implementing, the Ceding Company shall, to the extent practicable, prior to the effectiveness of any such change, promptly notify the Reinsurer of such proposed change and afford the Reinsurer, at the Reinsurer’s expense, the opportunity, to the extent practicable, to object to such change under applicable administrative procedures (both formal and informal).  In the event the Reinsurer seeks to object as provided in the previous sentence, the Reinsurer shall indemnify and hold the Ceding Company harmless for any Losses so suffered by the Ceding Company in connection with such administrative procedures in accordance with Article IX.
Section II.6
Liability.  The Reinsurer’s Liability under this Agreement shall attach simultaneously with that of the Ceding Company under the Covered Insurance Policies and, subject to Section 2.5, the Reinsurer’s Liability under this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, assessments and Premiums paid to the Ceding Company, and to the same modifications, alterations and cancellations of the Covered Insurance Policies as the Ceding Company.
Section II.7
Internal Replacements.  The Ceding Company shall not, and shall cause each of its Affiliates not to, without the prior written consent of the Reinsurer, solicit any contractholders, insureds or beneficiaries under any Covered Insurance Policy, or any Distributors, in connection with any Program of Internal Replacement (it being understood that the Ceding Company is not responsible and shall not be liable for any independent action taken by any brokers or Distributors other than employees of the Ceding Company or its Affiliates).  As used herein, the term “Program of Internal Replacement” means any program that is initiated, maintained, sponsored or supported by the Ceding Company or any of its Affiliates to offer on a targeted basis to a class of contractholders, insureds or beneficiaries under Covered Insurance Policies to exchange any Covered Insurance Policy or any portion thereof for another policy or contract written by the Ceding Company or any of its Affiliates that is not included in the Reinsured Business.  For the avoidance of doubt, nothing in this Section 2.7 shall prohibit the Ceding Company or any of its Affiliates from engaging in general solicitations or marketing efforts not targeted at contractholders, insureds and beneficiaries under the Covered Insurance Policies, or any Distributors, or otherwise issuing Policies to any Person who contacts the Ceding Company or any of its Affiliates on his or her own initiative without direct solicitation or as a result of such general solicitations or marketing efforts.  In the event that a Program of Internal Replacement of the Covered Insurance Policies is required by Applicable Law or at the direction of any Governmental Body, the Ceding Company and the Reinsurer will attempt in good faith to renegotiate this Agreement to carry out its original intent with respect to the sharing of risk between the Parties in accordance with Applicable Law and risk transfer regulations.
Article III.

TRANSFER OF ASSETS; PAYMENTS; SETTLEMENTS; ADMINISTRATION AND ACCOUNTING
Section III.1
Payments by the Ceding Company.
(a)
As consideration for the Reinsurer’s agreement to provide reinsurance pursuant to this Agreement, the Ceding Company will transfer, on the Closing Date in accordance with the Master Transaction Agreement, to the Trust Account (or to the Reinsurer as contemplated by Section 3.3(b) of the Master Transaction Agreement), Eligible Assets and Commercial Mortgage Loans with a statutory book value equal to the Initial Reinsurance Premium determined by reference to the Estimated Statement of General Account Net Settlement with respect to the Covered Insurance Policies.  The Ceding Company and the Reinsurer hereby agree that such payment shall be adjusted following the date hereof in accordance with the mechanics set forth therefor in the Master Transaction Agreement.
(b)
As additional consideration for the reinsurance provided herein, for so long as the Administrative Services Agreement remains in effect, the Ceding Company hereby sells, assigns, transfers and delivers to the Reinsurer as additional premium hereunder all of the Ceding Company’s rights, title and interest in one hundred percent (100%) of all of the following amounts actually received by the Ceding Company or the Reinsurer, whether in its role as reinsurer hereunder or as Administrator, with respect to the Covered Insurance Policies or the Existing Reinsurance Agreements after the Effective Time that are either due and unpaid as of the Effective Time or that arise on any date after the Effective Time (excluding any credits or amounts related to Premium Tax or Compensation with respect to Premium received prior to the Effective Time, but including any such amounts related to Trail Commissions payable after the Effective Time):
(i)
Premiums;
(ii)
Reinsurance Recoveries without duplication of any amount deducted in calculating the Reinsured Liabilities;
(iii)
Without duplication, all principal and interest paid on policy loans in respect of the Covered Insurance Policies;
(iv)
Without duplication, all other payments, collections, releases of funds and recoveries paid to the Ceding Company, in each case, relating to the Reinsured Liabilities, the Covered Insurance Policies, including all premiums, payments, reimbursements, interest or other amounts that the Ceding Company receives after the Effective Time in connection with any reinstatement or reissuance of any Discovered Policy that becomes a Covered Insurance Policy or any conversion, exchange or replacement policy that is reinsured under this Agreement, net of the Existing Reinsurance Premium due and payable to any Specified Reinsurer under its Specified Reinsurance Agreements and Reinsurance Recoveries received by the Ceding Company from any Specified Reinsurer under its Specified Reinsurance Agreements, to the extent set forth in Section 2.2 (such net amount of items (i) through (iv) being the “Recoveries”).
(c)
The Ceding Company agrees and acknowledges that the Reinsurer and its permitted assigns and delegates are entitled to enforce, in the name of the Ceding Company, all rights at law or in equity or good faith claims of the Ceding Company with respect to such Recoveries.  If necessary for such collection, the Ceding Company shall reasonably cooperate, at the Reinsurer’s expense, in any litigation or other dispute resolution mechanism relating to such collection.  The Parties acknowledge and agree that the Reinsurer shall be responsible for and has hereby assumed the financial risk of any uncollected or uncollectible Recoveries.  The Ceding Company shall transfer such Recoveries to the Reinsurer to the extent received by the Ceding Company, together with any pertinent information that the Ceding Company may have relating thereto.  Direct receipt by the Reinsurer or any of its Affiliates of any such Recoveries shall satisfy the Ceding Company’s obligations to transfer any such amount to the Reinsurer hereunder.
(d)
The Parties intend the Ceding Company’s assignment pursuant to the first sentence of Section 3.1(b) to be a present assignment of all of the Ceding Company’s rights, title and interest and not an assignment as collateral.  However, to the extent that such assignment is not recognized as a present assignment, is not valid or is recharacterized as a pledge rather than a lawful conveyance to the Reinsurer, the Ceding Company does hereby grant to the Reinsurer a security interest in all of the Ceding Company’s right, title and interest (legal, equitable or otherwise), if any, to all Recoveries (and any Bank Account, lockbox or other account set up for the receipt of the Recoveries after the Effective Time) (the “Collateral”) to secure the Ceding Company’s obligations under this Agreement.  All costs and expenses incurred in connection with obtaining a first priority perfected security interest shall be borne by the Reinsurer.
(e)
The Ceding Company shall execute and deliver and the Reinsurer is authorized to execute and deliver any and all financing statements reasonably requested by the Reinsurer to the extent that it may appear appropriate to the Reinsurer to file such financing statements in order to perfect the Reinsurer’s title and security interest under Article 9 of the UCC to any and all Collateral, and the Ceding Company shall do such further acts and things as the Reinsurer may reasonably request in order that the security interest granted hereunder may be maintained as a first perfected security interest.
(f)
Upon the failure of the Ceding Company to remit any Recoveries to the Reinsurer, which failure remains uncured [REDACTED] after written notice thereof is received by the Ceding Company, the Reinsurer shall have, in addition to all other rights under this Agreement or under Applicable Law, the following rights:
(i)
the right to exercise all rights and remedies granted a secured party under the Uniform Commercial Code, as said code has been enacted in the State of New York or any other applicable jurisdiction (the “UCC”), as though all the Collateral constituted property subject to a security interest under Article 9 thereof;
(ii)
the right to set-off;
(iii)
the right to intercept and retain moneys and property in any lockbox or other account set up for the receipt of Recoveries;
(iv)
without giving rise to any right of double recovery under this Section 3.1 and Section 9.2, the right to reasonable attorney’s fees incurred in connection with the enforcement of this Agreement or in connection with the disposition of the Collateral; and
(v)
the right to dispose of the Collateral in accordance with the UCC.
(g)
Sections 3.1(d), and (e) are being included in this Agreement to ensure that, if an insolvency or other court determines that, notwithstanding the provisions of this Agreement and the express intent of the Parties, the Ceding Company retained ownership of or any rights in the Collateral, the Reinsurer’s rights to the Collateral are protected with a first priority, perfected security interest, and it is the intent of the Parties that this Section 3.1 be interpreted as such.
Section III.2
Payments by the Reinsurer.  In consideration of the cession by the Ceding Company of the Covered Insurance Policies, the Reinsurer shall pay to the Ceding Company,  on the Closing Date, its respective Seller Ceding Commission attributable to the reinsurance hereunder and payable on the Closing Date in the manner contemplated in Section 3.3(b) of the Master Transaction Agreement.  In addition, the Reinsurer shall pay and discharge, or indemnify the Ceding Company for the payment and discharge of, all Reinsured Liabilities which are or which become due and payable at or at any time after the Effective Time.
Section III.3
Defenses.  The Reinsurer accepts, reinsures and assumes the Reinsured Liabilities subject to any and all defenses, set-offs and counterclaims to which the Ceding Company would be entitled in relation to third parties with respect to the Reinsured Liabilities, it being expressly understood and agreed to by the Parties that no such defenses, set-offs, or counterclaims are or shall be waived in relation to third parties by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and that the Reinsurer is and shall be fully subrogated in and to all such defenses, set-offs and counterclaims in relation to third parties.
Section III.4
Guaranty Association Assessments and Premium Taxes.  For so long as the Administrative Services Agreement remains in effect, the Ceding Company and the Reinsurer shall settle amounts due with regard to guaranty association assessments, Premium Taxes and Premium Tax credits included in the Reinsured Liabilities in accordance with the terms of the Administrative Services Agreement.
Section III.5
Delayed Payments.  If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the then applicable prime rate of interest, as reported by The Wall Street Journal (or, if The Wall Street Journal has ceased or suspended regular publication, another nationally distributed newspaper of general circulation reasonably selected by the Ceding Company) until settlement is made.  For purposes of this Section 3.5, a payment will be considered overdue, and such interest will begin to accrue, on the first (1st) Business Day immediately following the date such payment is due.  For greater clarity, (i) a payment shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision, and (ii) interest will not accrue on any payment due to a Party hereunder unless the delayed settlement thereof was caused by the Party required to make the payment.
Section III.6
Offset and Recoupment Rights.  Any debits or credits incurred on or after the Effective Time in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement are deemed mutual debits or credits and may be set off and recouped, and only the net balance shall be allowed or paid.  In the event of any insolvency, rehabilitation, conservatorship or comparable proceeding (an “Insolvency”) by or against the Ceding Company or the Reinsurer, the rights of offset and recoupment set forth in this Section 3.6 shall apply to the fullest extent permitted by Applicable Law.
Section III.7
Administration and Accounting.  Subject to the terms of this Agreement (including Section 2.3) and the Transition Services Agreement, the Reinsurer, in its capacity as Administrator, shall administer the Covered Insurance Policies and the Existing Reinsurance Agreements to the extent provided in the Administrative Services Agreement in accordance with the terms thereof and so long as it remains in effect.
Section III.8
Termination of Administrative Services Agreement.  Following any termination of the Administrative Services Agreement and without limiting the Ceding Company’s right under Section 8.3 to recapture the reinsurance ceded to the Reinsurer under this Agreement, the following shall apply:
(a)
The Ceding Company shall assume responsibility for the administration of the Covered Insurance Policies and the Existing Reinsurance Agreements.  The Ceding Company may subcontract or outsource such responsibility to a third party administrator (a “TPA”) so long as the Ceding Company remains liable to the Reinsurer for the acts of such TPA as if the Ceding Company was performing such administration itself.  A TPA can either be an Affiliate of the Ceding Company or a third party.
(b)
Subject to the terms and conditions of this Agreement, the Ceding Company or TPA, acting as a replacement administrator (as appropriate, the “Replacement Administrator”), shall have full authority to determine the Liabilities on any Reinsured Liabilities and may pay or settle such Liabilities as it deems appropriate; provided, that the Replacement Administrator acts in accordance with Sections 3.8(c) and (e).
(c)
The Replacement Administrator shall administer the Covered Insurance Policies and the Existing Reinsurance Agreements (i) with the skill, diligence and expertise that would reasonably be expected from experienced and qualified personnel performing such duties in like circumstances and (ii) in accordance with (A) applicable industry standards, (B) the terms and conditions of the Covered Insurance Policies and the Existing Reinsurance Agreements and (C) all Applicable Laws and (iii) subject to the foregoing provisions in (i) and (ii), in a manner materially consistent with the skill, diligence and expertise maintained by the Ceding Company and its Affiliates in their administration of the business of the Ceding Company other than the Covered Insurance Policies, to the extent applicable.
(d)
The Reinsurer shall reimburse the Ceding Company for the Ceding Company’s reasonable out-of-pocket costs for conversion of the administration of the Business to the Replacement Administrator.
(e)
The Replacement Administrator shall timely provide to the Reinsurer within thirty (30) calendar days following the end of each Accounting Period during the term of this Agreement, the cash settlement information set forth on Exhibit B for such Accounting Period and the additional information set forth on Exhibit B within the time frames specified therein (“Accounting Report”).
(f)
The Reinsurer shall pay to the Ceding Company, or the Ceding Company shall pay to the Reinsurer, as applicable, amounts due as reflected in each Accounting Report within ten (10) Business Days following delivery of such Accounting Report.  The Ceding Company shall be entitled to the payment of Allowances by the Reinsurer with respect to each Accounting Period during the term of this Agreement.
Section III.9
Certain Reports.
(a)
At each RBC Reporting Deadline that pertains to a calendar year end, the Reinsurer shall provide to the Ceding Company a certificate signed by the Chief Financial Officer of the Reinsurer certifying the RBC Ratio of the Reinsurer as of the last day of such calendar year.  At each RBC Reporting Deadline that pertains to a calendar quarter other than the calendar quarter ending on December 31, the Reinsurer shall provide to the Ceding Company a certificate signed by the Chief Financial Officer of the Reinsurer to the effect that: (i) if the RBC Ratio of the Reinsurer is [REDACTED] as of the last day of such calendar quarter, confirmation that, in the good faith estimate of the Reinsurer using, to the extent any factors are not reasonably available, reasonable hypothetical amounts, the RBC Ratio of the Reinsurer is [REDACTED] as of the last day of such calendar quarter, or (ii) if the RBC Ratio of the Reinsurer is [REDACTED] as of the last day of such calendar quarter, its good faith estimate of the RBC Ratio of the Reinsurer as of the last day of such calendar quarter, using, to the extent any factors are not reasonably available, reasonable hypothetical amounts.  If such calculation of the RBC Ratio of the Reinsurer would result in a Triggering Event or a Recapture Triggering Event if not cured by the Reinsurer within [REDACTED] following the applicable RBC Reporting Deadline, and such shortfall in the RBC Ratio is actually cured by the Reinsurer within [REDACTED] following the applicable RBC Reporting Deadline, then the Reinsurer shall provide to the Ceding Company (I) a description of the manner in which such shortfall was cured and (II) an updated calculation of the RBC Ratio of the Reinsurer to reflect the estimated impact of such cure.
(b)
The Reinsurer shall provide written notice of the occurrence of any Triggering Event or a Recapture Triggering Event within [REDACTED] after becoming aware of its occurrence.  In addition, the Reinsurer shall cooperate fully with the Ceding Company and promptly respond to the Ceding Company’s reasonable inquiries from time to time concerning the determination of whether a Triggering Event or a Recapture Triggering Event has occurred.
(c)
Upon request of the Ceding Company, the Reinsurer shall provide the Ceding Company with the Reinsurer’s annual and quarterly Statutory Financial Statements and a copy of its annual audited Statutory Financial Statements along with the audit report thereon.
(d)
For so long as the Administrative Services Agreement remains in effect, the Reinsurer shall provide to the Ceding Company periodic accounting and other reports with respect to the Covered Insurance Policies, the Existing Reinsurance Agreements and the Monthly Reimbursement Amount as specified in the Administrative Services Agreement.  Except as otherwise set forth herein or in the Administrative Services Agreement, settlement with respect to amounts owed hereunder by the Reinsurer to the Ceding Company and by the Ceding Company to the Reinsurer shall be performed through the direct payment by the Reinsurer of the Reinsured Liabilities and direct receipt by the Reinsurer of the Recoveries on an ongoing basis in its capacity as Administrator under the Administrative Services Agreement.
Section III.10
Books and Records.  The Reinsurer shall, and shall cause its Affiliates to, preserve, until such date as may be required by the Ceding Company’s records retention policy, as provided to the Reinsurer from time to time, (or such other later date as may be required by Applicable Law), all books and records related to the Business. During such period, upon any reasonable request from the Ceding Company or its Representatives, the Reinsurer shall (a) provide to the Ceding Company and its Representatives reasonable access to such books and records during normal business hours, provided, that such access shall not unreasonably interfere with the conduct of the business of the Reinsurer, and (b) permit the Ceding Company and its Representatives to make copies of such records at the expense of the Ceding Company.  Such books and records may be sought under this Section 3.10 by the Ceding Company for any reasonable purpose, including to the extent reasonably required in connection with accounting, audits, potential litigation, litigation, securities law disclosure or other similar purpose.
Section III.11
Bank Accounts.  For so long as the Administrative Services Agreement remains in effect, the Reinsurer may open and maintain one or more Bank Accounts.  The Reinsurer shall have the exclusive authority over the Bank Accounts including, without limitation, the exclusive authority to (a) open the Bank Accounts in the name of the Ceding Company, (b) designate the authorized signatories on the Bank Accounts, (c) issue drafts on and make deposits in the Bank Accounts in the name of the Ceding Company, (d) make withdrawals from the Bank Accounts and (e) enter into agreements with respect to the Bank Accounts on behalf of the Ceding Company; provided, that in no event shall the Ceding Company be responsible for any fees, overdraft charges or other payments, or Liabilities with respect to any such Bank Accounts or be obligated to provide funding for the Bank Accounts.  For so long as the Administrative Services Agreement remains in effect, the Ceding Company shall do all things necessary at the Reinsurer’s expense to (x) enable and authorize the Reinsurer to use the Ceding Company’s existing lockboxes with respect to the Covered Insurance Policies and (y) to enable the Reinsurer to open and maintain the Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents, in each case, as may be requested from time to time by the banking institutions.  For so long as the Administrative Services Agreement remains in effect, the Ceding Company agrees that without the Reinsurer’s prior written consent it shall not make any changes to the authorized signatories on the Bank Accounts nor attempt to withdraw any funds therefrom.
Article IV.

LICENSES; RESERVE CREDIT; SECURITY
Section IV.1
Licenses; Reserve Credit.
(a)
At all times during the term of this Agreement, the Reinsurer shall, at its own expense, use commercially reasonable efforts to hold and maintain all licenses and authorizations required under Applicable Law and shall otherwise take all actions that may be reasonably necessary (including the posting of letters of credit or maintaining assets in a trust account, in each case, so long as such security complies with the requirements of Michigan Regulation R500.1124 or R500.1132, as applicable, (and its successor provision) or the applicable corresponding credit for reinsurance laws and regulations of the Ceding Company Domiciliary State) (i) so that the Ceding Company may receive Reserve Credit and (ii) to perform its obligations hereunder.  The Reinsurer shall promptly notify the Ceding Company of any loss of, or impairment to, any such license or authorization or, to the knowledge of the Reinsurer, any other condition that would be reasonably likely to result or has resulted in a loss of Reserve Credit.  Furthermore, upon any loss of Reserve Credit, the Ceding Company and the Reinsurer shall cooperate in good faith to promptly amend this Agreement or the Trust Agreement, or enter into other agreements or execute additional documents as reasonably needed to comply with the credit for reinsurance laws and regulations and/or the requirements of the applicable Governmental Body to ensure the Ceding Company obtains Reserve Credit.
(b)
Notwithstanding anything contained in this Section 4.1 to the contrary, in the event that (i) there is a repeal of or amendment or other modification to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) that would authorize a Governmental Body in any jurisdiction of the United States where the Ceding Company is licensed to transact business to apply the applicable rules for credit for reinsurance in such jurisdiction to the Ceding Company, and (ii) the Ceding Company reasonably determines that it is obligated under Applicable Law to comply with such rules in order to receive statutory financial statement credit in any such jurisdiction, then Section 4.1(a) shall automatically be deemed to be amended without any action by the parties to require that the Reinsurer shall take all steps necessary so as to enable the Ceding Company to obtain full and complete statutory financial statement credit for the reinsurance provided by this Agreement in any such jurisdiction in addition to, and to the same extent as, the Ceding Company Domiciliary State.
Section IV.2
Security.
(a)
On or prior to the date hereof, the Reinsurer, as grantor, shall establish and thereafter shall maintain, at its sole cost and expense, the Trust Account with the Trustee, naming the Ceding Company as sole beneficiary thereof to secure and fund the Reinsurer’s obligations hereunder.  The Reinsurer shall maintain the Trust Account in accordance with the terms of this Agreement and the Trust Agreement.  The Trust Account will be initially funded (i) in accordance with Section 3.3(b) of the Master Transaction Agreement and Section 3.1(a) and (ii) by the pledge of Commercial Mortgage Loans to the Trustee in accordance with the terms of the Trust Agreement.  On and after the occurrence and during the continuation of a Triggering Event, the Reinsurer may, at its own cost, provide one or more Qualifying LOCs in accordance with the terms of this Agreement.
(b)
In accordance with the terms set forth herein and in the Trust Agreement, and subject to the provisions of Sections 4.6 and 4.8, the Reinsurer shall ensure that the Trust Account holds Eligible Assets and Commercial Mortgage Loans in accordance with the terms hereof with a Statutory Book Value which is at least equal to the Required Balance.  All transfers to and withdrawals from the Trust Account shall be in accordance with and subject to the requirements set forth herein and in the Trust Agreement.
(c)
The Reinsurer shall not, and shall direct that the Trustee shall not, grant or cause or permit to be created or granted in favor of any third person any security interest whatsoever in any of the assets in the Trust Account or in the residual interest therein.
(d)
The Reinsurer shall use commercially reasonable efforts to complete the pledge to the Trustee of the Commercial Mortgage Loans set forth in Schedule A-2 of the Trust Agreement as soon as practicable and in any event within ninety (90) days after the date hereof.
Section IV.3
Trust Account and Settlements.  The Trustee shall hold assets in the Trust Account pursuant to the terms of the Trust Agreement.  All settlements of account under this Agreement between the Ceding Company and the Reinsurer shall be made in United States dollars in cash or its equivalent or other assets withdrawn by the Ceding Company from the Trust Account.
Section IV.4
Eligible Assets.  Subject to Section 4.6, the assets held in the Trust Account shall be valued at their Statutory Book Value as of the date as of which such assets are required to be valued.  The assets that may be held in the Trust Account shall consist of cash and/or investments (including Commercial Mortgage Loans) consistent with the requirements for authorized investments and admitted assets in the Reinsurer’s state of domicile and that meet the requirements for the composition of collateral stipulated in NAIC Accounting Practices and Procedures Manual Appendix A-785, Credit for Reinsurance, as amended from time to time, including paragraph 18 thereof; provided, that (i) each such investment that is a security is issued by an institution that is not the Reinsurer, the Ceding Company or an Affiliate of either Party and (ii) such investments comply with the Investment Guidelines; provided, further, that following a Triggering Event, in addition to complying with the Investment Guidelines, such investments shall also meet all requirements under the Ceding Company Domiciliary State insurance law and regulations with respect to providing Reserve Credit to the Ceding Company, including, for the avoidance of doubt, any durational limits therein (the assets, other than Commercial Mortgage Loans pledged to the Trustee, meeting the requirements of this sentence being the “Eligible Assets”).  The Parties agree that Eligible Assets shall be deposited into the Trust Account and that, prior to a Triggering Event, Commercial Mortgage Loans shall be pledged to the Trustee by the Reinsurer, in each case to be held by the Trustee in the Trust Account.  From time to time, subject to Section 4.6, the Reinsurer may direct the Trustee to substitute assets held in the Trust Account; provided, that at the time of such substitution, the withdrawn assets are replaced with other Eligible Assets or Commercial Mortgage Loans having a Statutory Book Value at least equal to the Statutory Book Value of the assets withdrawn.  The Trustee shall have no responsibility whatsoever to determine the value of such substituted assets or that such substituted assets constitute Eligible Assets or eligible Commercial Mortgage Loans.
Section IV.5
Deposit or Transfer of Trust Assets.  Prior to depositing Eligible Assets in the Trust Account, the Reinsurer shall execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the Trustee upon the direction of the Ceding Company, may when and as permitted by the Trust Agreement negotiate these assets without the consent or signature from the Reinsurer or, except as set forth in the Trust Agreement, any other Person.  Prior to pledging Commercial Mortgage Loans to the Trustee, the Reinsurer shall comply with the requirements set forth in the Trust Agreement with respect thereto.
Section IV.6
Modifications Upon Occurrence of a Triggering Event.  The Parties acknowledge and agree that, upon the occurrence and continuation of a Triggering Event, certain provisions of this Agreement and the Trust Agreement shall cease to be effective, and other provisions shall automatically be effective thereafter, as described herein and in the Trust Agreement.  Provisions that will automatically become modified upon the occurrence and continuation of a Triggering Event are as follows:  (a) the assets constituting Eligible Assets shall be modified as set forth in Section 4.4; (b) the valuation of Eligible Assets in the Trust Account under Section 4.2(b) and all other applicable sections of this Agreement (excluding, for the avoidance of doubt, Section 3.1(a) and references to Statutory Book Value in the definition of Triggering Event Statutory Book Value Amount) shall be modified from Statutory Book Value to Fair Market Value; (c) the withdrawal and substitution by the Reinsurer of Eligible Assets in the Trust Account shall be modified to require the prior written consent of the Ceding Company; (d) if the Triggering Event is a Reserve Credit Event, Section 4.7(a) governing the withdrawal, use and application of assets in the Trust Account by the Ceding Company shall be replaced by Section 4.7(b); and (e) Section 4.8(a)(i) governing the adjustment of the security held in the Trust Account shall be replaced by Section 4.8(a)(ii).  In addition, as soon as is practicable, but not more than [REDACTED] following the date on which the Reinsurer becomes aware of the occurrence of a Triggering Event (unless the Ceding Company shall agree to a longer period, then by the end of such longer period), the Reinsurer shall (i) substitute any assets held in the Trust Account that are not Eligible Assets for assets which are Eligible Assets, and (ii) deposit additional assets consisting of Eligible Assets and/or provide Qualifying LOCs sufficient to ensure that the Triggering Event Collateralization Amount is not less than one hundred percent (100%) of the Required Balance as of the last day of the immediately prior calendar quarter end, computed taking into account the occurrence of a Triggering Event and in accordance with Section 4.8(a)(ii).
Section IV.7
Withdrawals of Assets from the Trust Account or Draws on Qualifying LOCs.
(a)
Prior to a Reserve Credit Event.
(i)
Prior to the occurrence of a Reserve Credit Event, the Ceding Company and the Reinsurer agree that the assets held in the Trust Account may be withdrawn, and Qualifying LOCs (if any) may be drawn upon, by the Ceding Company (or any successor by operation of law of the Ceding Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company), without diminution because of any Insolvency on the part of the Ceding Company or the Reinsurer, (A) in the case of assets held in the Trust Account, in accordance with the terms of the Trust Agreement, and (B) in the case of Qualifying LOCs, at any time solely upon the Beneficiary’s presentation of a sight draft (without the need to present any other documentation of any kind to complete such draw), in order to (I) pay or reimburse the Ceding Company for any undisputed amounts due from the Reinsurer under this Agreement and not yet recovered from the Reinsurer, which amounts have not been paid by the Reinsurer within [REDACTED] following receipt by the Reinsurer from the Ceding Company of specific written notice thereof or (II) reimburse the Reinsurer to the extent the Reinsurer fails to make the withdrawals when and in the amounts required pursuant to Section 4.7(a)(ii).  The amount of any such draw or withdrawal in excess of amounts then due to the Ceding Company hereunder shall be deemed maintained in trust for the benefit of the Reinsurer and promptly deposited to the Trust Account.
(ii)
Prior to the occurrence of a Reserve Credit Event, the Ceding Company and the Reinsurer agree that Eligible Assets and/or Commercial Mortgage Loans held in the Trust Account shall be withdrawn by the Reinsurer on a monthly basis in an amount equal to the Monthly Reimbursement Amount in order to reimburse the Reinsurer for amounts fronted by the Reinsurer in its capacity as Administrator to pay claims and benefit amounts with respect to the applicable month.  Such amounts shall be withdrawn in accordance with the terms of the Trust Agreement and such assets shall be valued for the purpose of withdrawal at their Statutory Book Value prior to the occurrence of a Triggering Event and at Fair Market Value upon the occurrence and continuation of a Triggering Event.
(b)
Following a Reserve Credit Event.  Following the occurrence and continuance of a Reserve Credit Event, the Ceding Company and the Reinsurer agree that the assets maintained in the Trust Account may be withdrawn by the Ceding Company and Qualifying LOCs may be drawn upon by the Ceding Company at any time, notwithstanding any other provisions of this Agreement, and shall be used and applied by the Ceding Company or its successors in interest by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution because of insolvency on the part of the Ceding Company or the Reinsurer (i) in the case of assets in the Trust Account, at any time without notice or consent from the Reinsurer, and (ii) in the case of Qualifying LOCs, at any time solely upon the Beneficiary’s presentation of a sight draft (without the need to present any other documentation of any kind to complete such draw), but only for one or more of the following purposes:
(i)
to pay or reimburse the Ceding Company for the Reinsurer’s share of premiums returned, but not yet recovered from the Reinsurer, to the owners of the Covered Insurance Policies reinsured hereunder because of cancellations of the Covered Insurance Policies;
(ii)
to pay or reimburse the Ceding Company for the Reinsurer’s share of surrenders and benefits or losses (together with any other Reinsured Liabilities) paid by the Ceding Company pursuant to the provisions of the Covered Insurance Policies reinsured hereunder;
(iii)
to fund an account with the Ceding Company where the Ceding Company has received notification of termination of the Trust Account, or where any Qualifying LOC will expire without renewal or be reduced or replaced by a Qualifying LOC for a reduced amount, and where the Reinsurer’s entire obligations under this Agreement remain unliquidated and undischarged [REDACTED] prior to the date of such termination, expiration, reduction or replacement, in an amount equal to the Reinsurer’s share of Reinsured Liabilities hereunder (or the Required Balance, if higher), to the extent that such Liabilities have not yet been funded by the Reinsurer, and deposit those amounts in a separate account, in the name of the Ceding Company in any qualified U.S. financial institution apart from its general assets, in trust for the uses and purposes specified in Subparagraphs (i), (ii), (iv), (v) and (vi) of this subparagraph as may remain executory after such draw or withdrawal and for any period after the date of such termination, expiration, reduction or replacement;
(iv)
to reimburse the Reinsurer on a regular basis in an amount equal to the Monthly Reimbursement Amount for amounts fronted by the Reinsurer in its capacity as Administrator to pay claims and benefit amounts;
(v)
to pay or reimburse the Ceding Company for any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Ceding Company; or
(vi)
to make payment to the Reinsurer of amounts held in the Trust Account in excess of the amount necessary to secure the credit or reduction from liability for reinsurance taken by the Ceding Company.
(c)
The Ceding Company shall deposit to the Trust Account within [REDACTED] Days amounts drawn or withdrawn in excess of actual amounts required under Section 4.7(b).  Any such excess amount not so deposited shall at all times be held by the Ceding Company (or any successor by operation of law of the Ceding Company, including any liquidator, rehabilitator, receiver or conservator of the Ceding Company) in trust for the benefit of the Reinsurer and be maintained in a segregated account, separate and apart from any assets of the Ceding Company for the sole purpose of funding the payments and reimbursements described in Sections 4.7(b)(i), (ii), (iv), (v) and (vi).  The Ceding Company shall pay interest in cash to the Reinsurer on the amount drawn or withdrawn under Section 4.7(b)(iii) equal to the actual amount of interest, dividends, and other income earned on the assets in such segregated account so long as the Fair Market Value of the assets in such segregated account and the Fair Market Value of any remaining assets in the Trust Account, together with the aggregate available amount under Qualifying LOCs (if any), after payment of such interest equals at least, in the aggregate, [REDACTED] of the Required Balance, and shall otherwise credit to such segregated account all such income earned on the assets in such segregated account.  The Ceding Company may at any time substitute or exchange any assets held in such account at Fair Market Value and invest or reinvest such assets; provided, that the assets so substituted or exchanged and all reinvestment assets are Eligible Assets.
(d)
Notwithstanding the foregoing, the Reinsurer agrees that if the Governmental Body charged with supervision of insurance companies in the Ceding Company Domiciliary State determines that the above process is not consistent with the Parties’ intended treatment under Applicable Law, the Reinsurer agrees to reasonably cooperate with the Ceding Company in revising such process; provided, that no such revision shall have an adverse economic impact on the Reinsurer.
Section IV.8
Adjustments of Security and Withdrawals.
(a)
The amount of security required to be provided by the Reinsurer hereunder shall be adjusted following the end of each calendar quarter based on (x) the Required Balance as of the end of such calendar quarter calculated by the Reinsurer as Administrator and furnished to the Ceding Company in a report no later than thirty (30) days following the end of such calendar quarter (the “Security Funding Reporting Date”) and (y) the Statutory Book Value or the Fair Market Value, as applicable, of Eligible Assets and Commercial Mortgage Loans and the aggregate available amount under Qualifying LOCs (if any) as of the end of such calendar quarter (in each case, after giving effect to any amounts withdrawn from the Trust Account in accordance with Section 4.7(a)(ii) or Section 4.7(b)(iv) during such calendar quarter) as furnished by the Reinsurer to the Ceding Company in a report no later than the Security Funding Reporting Date.  The amount of security held in the Trust Account or under Qualifying LOCs shall be adjusted as follows:
(i)
Prior to a Triggering Event:
(A)
If the aggregate Statutory Book Value of the Eligible Assets and Commercial Mortgage Loans held in the Trust Account as of the end of such calendar quarter (after giving effect to any amounts withdrawn from the Trust Account or drawn on Qualifying LOCs in accordance with Section 4.7(a)(ii) or Section 4.7(b)(iv) during such calendar quarter) is less than the Required Balance, calculated based on the most recent report delivered by the Reinsurer under this Section 4.8, then the Reinsurer shall, no later than [REDACTED] following the Security Funding Reporting Date, transfer additional Eligible Assets and/or Commercial Mortgage Loans to the Trust Account so that the aggregate Statutory Book Value of the Eligible Assets and Commercial Mortgage Loans held in the Trust Account is not less than the Required Balance.
(B)
If the aggregate Statutory Book Value of the Eligible Assets and Commercial Mortgage Loans in the Trust Account as of the end of such calendar quarter (after giving effect to any amounts withdrawn from the Trust Account in accordance with Section 4.7(a)(ii) or Section 4.7(b)(iv) during such calendar quarter) exceeds one hundred percent (100%) of the Required Balance, then the Reinsurer shall have the right to withdraw such excess amount in accordance with the terms of the Trust Agreement; provided that following such withdrawal and/or reduction, the aggregate Statutory Book Value of the Eligible Assets and Commercial Mortgage Loans held in the Trust Account shall not be less than one hundred percent (100%) of the Required Balance as of such calendar quarter end.
(ii)
Following a Triggering Event:
(A)
If the Triggering Event Collateralization Amount or the Triggering Event Statutory Book Value Amount, as of the end of such calendar quarter (after giving effect to any amounts withdrawn from the Trust Account or drawn on Qualifying LOCs in accordance with Section 4.7(a)(ii) or Section 4.7(b)(iv) during such calendar quarter) is less than one hundred percent (100%) of the Required Balance, calculated based on the most recent report delivered by the Reinsurer under this Section 4.8, then the Reinsurer shall, no later than the earlier of [REDACTED] following the Security Funding Reporting Date and, if applicable with respect to the relevant calendar quarter in which the Reinsurer becomes aware of the occurrence of a Triggering Event, the date required by Section 4.6, transfer additional Eligible Assets to the Trust Account or provide Qualifying LOCs so that each of the Triggering Event Collateralization Amount and the Triggering Event Statutory Book Value Amount is not less than one hundred percent (100%) of the applicable Required Balance.
(B)
If (1) the Triggering Event Collateralization Amount as of the end of such calendar quarter (after giving effect to any amounts withdrawn from the Trust Account or drawn on Qualifying LOCs in accordance with Section 4.7(a)(ii) or Section 4.7(b)(iv) during such calendar quarter) exceeds [REDACTED] of the Required Balance and (2) the Triggering Event Statutory Book Value Amount as of the end of such calendar quarter (after giving such effect) exceeds one hundred percent (100%) of the Required Balance, then the Reinsurer shall have the right to withdraw from the Trust Account such excess or seek a reduction of the Qualifying LOC, in either case upon the prior written consent of the Ceding Company (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that following such withdrawal or reduction, the Triggering Event Collateralization Amount shall not be less than [REDACTED] of the Required Balance as of such calendar quarter end and the Triggering Event Statutory Book Value Amount shall not be less than one hundred percent (100%) of the Required Balance as of such calendar quarter end.
(b)
The report required to be delivered by the Reinsurer as described in Section 4.8(a) shall include a listing of each asset held in the Trust Account (after giving effect to any amounts withdrawn from the Trust Account or drawn on Qualifying LOCs in accordance with Section 4.7(a)(ii) or Section 4.7(b)(iv) during the relevant Accounting Period) and the Statutory Book Value and Fair Market Value of each such asset as of the end of the relevant Accounting Period and indicate whether any such asset is an Eligible Asset or an eligible Commercial Mortgage Loan, along with a listing of any Qualifying LOCs.  In the event that the Ceding Company disagrees with the calculation of the Statutory Book Value or Fair Market Value of any Eligible Asset or Commercial Mortgage Loan or whether any asset is an Eligible Asset or an eligible Commercial Mortgage Loan as set forth in such report, the Ceding Company may deliver written notice to the Reinsurer of such disagreement within ten (10) Business Days after receipt thereof and the Parties shall attempt in good faith to resolve such disagreement.  Any resolution agreed to in writing by the Parties shall be final and binding upon the Parties.  If the Parties are unable to resolve any disagreement as to the calculation of the Statutory Book Value or Fair Market Value of any Eligible Asset or Commercial Mortgage Loan or whether any asset is an Eligible Asset or an eligible Commercial Mortgage Loan  within ten (10) Business Days after the Ceding Company delivers written notice of any such disagreement to the Reinsurer, the Parties shall jointly request the Accounting Firm to determine the Statutory Book Value or Fair Market Value of the disputed Eligible Asset or Commercial Mortgage loan or whether the disputed asset is an Eligible Asset or eligible Commercial Mortgage Loan as of the relevant date.  The Accounting Firm’s determination of the Statutory Book Value or Fair Market Value of the disputed Eligible Asset or Commercial Mortgage Loan or whether the disputed asset is an Eligible Asset or an eligible Commercial Mortgage Loan shall be final and binding upon the Parties.  In the event the Accounting Firm concludes that [REDACTED], then the Ceding Company shall pay the Accounting Firm’s fees, costs and expenses associated with the Accounting Firm’s determination.  In the event the Accounting Firm concludes that [REDACTED], then the Reinsurer shall pay the Accounting Firm’s fees, costs and expenses associated with the Accounting Firm’s determination.  In the event the Accounting Firm fails to make either such conclusion, then each Party shall pay one-half of the Accounting Firm’s fees, costs and expenses associated with the Accounting Firm’s determination.  After a final and binding resolution of any dispute described in this Section 4.8(b) is reached, the Parties agree to make any necessary adjustments under Section 4.8(a) so that (i) absent the occurrence of a Triggering Event, the aggregate Statutory Book Value of the Eligible Assets and Commercial Mortgage Loans held in the Trust Account is not less than one hundred percent (100%) of the Required Balance as of the then current calendar quarter end, or (ii) following the occurrence of a Triggering Event, (A) the Triggering Event Statutory Book Value Amount is not less than one hundred percent (100%) of the Required Balance and (B) the Triggering Event Collateralization Amount is not less than one hundred percent (100%) (if Assets are to be contributed to the Trust Account) or [REDACTED] of the Required Balance (if Assets are to be withdrawn from the Trust Account), as applicable.
(c)
The Ceding Company and the Reinsurer agree to give notice to the Trustee of the termination of the Trust Agreement in accordance with the terms thereof promptly following the date on which the report required to be delivered by the Reinsurer as described in Section 4.8(a) (and, if applicable, the corresponding reports required to be delivered by the reinsurers under the Seller Reinsurance Agreements) demonstrates that the Required Balance is determined to be zero.
Article V.

OVERSIGHTS; COOPERATION; REGULATORY MATTERS
Section V.1
Oversights.  Unintentional or inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder (a) shall not relieve either Party from any Liability which would have attached had such delay, error or omission not occurred; and (b) both Parties shall be restored as closely as possible to the positions they would have occupied if no delay, error or omission had occurred; provided, that, in all cases, such error or omission is rectified as soon as reasonably practicable after discovery by the Party making such error or omission or responsible for such delay; provided, further, that said responsible Party shall be responsible for any additional Liability which attaches as a result.
Section V.2
Cooperation.  Each Party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.
Section V.3
Regulatory Matters.  Subject to the provisions of Article IX and solely to the extent not otherwise covered by the Administrative Services Agreement, if the Ceding Company or the Reinsurer receives notice of, or otherwise becomes aware of, any inquiry, investigation or proceeding from or at the direction of a Governmental Body relating to or affecting the Covered Insurance Policies that would reasonably be expected to have an adverse effect on the other Party, the Ceding Company or the Reinsurer, as applicable, shall promptly notify the other Party thereof, whereupon the Parties, at their own expense, shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances.
Article VI.

DAC TAX
Section VI.1
Election.  The Ceding Company and the Reinsurer jointly agree to the deferred acquisition cost Tax election pursuant to Section 1.848-2(g)(8) of the Treasury Regulations issued under Section 848 of the Code, each as in effect as of the Effective Time.  In accordance with, and in furtherance of, that election:
(a)
The Party with the net positive consideration for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Code Section 848(c)(1).
(b)
Both Parties shall exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.
(c)
Both Parties agree to make such election by timely attaching to their federal income Tax Returns the schedule contemplated by Treasury Regulation Section 1.848-2(g)(8)(ii).
Section VI.2
Definitions.  As used in this Article VI, the terms “net consideration,” “net positive consideration,” “specified policy acquisition expenses,” and “general deductions limitation” are defined by reference to Treasury Regulation Section 1.848-2 and Code Section 848, in effect as of the Effective Time.
Section VI.3
Exchange of Information.  The method and timing of the exchange of information contemplated by Section 6.1(b) shall be as follows:
(a)
By May 1 of each year, the Reinsurer shall submit a schedule to the Ceding Company of the Reinsurer’s calculation of the net consideration for the preceding calendar year.  Absent notice from the Ceding Company to the Reinsurer that financial information otherwise provided by the Reinsurer to the Ceding Company under this Agreement or other Ancillary Documents is inadequate for purposes of this Section, such information shall constitute such schedule.
(b)
The Ceding Company may contest such calculation by providing an alternative calculation to the Reinsurer in writing within thirty (30) calendar days of the Ceding Company’s receipt of the Reinsurer’s calculation.  If the Ceding Company does not so notify the Reinsurer, the Ceding Company shall report the net consideration as determined by the Reinsurer.
(c)
If the Ceding Company contests the Reinsurer’s calculation of the net consideration, the Parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) calendar days of the date the Ceding Company submits its alternative calculation.  If the Reinsurer and the Ceding Company do not reach agreement on the net consideration within such 30-day period, then the net consideration for such year shall be determined by an independent accounting firm acceptable to both the Reinsurer and the Ceding Company within twenty (20) calendar days after the expiration of such 30-day period.
(d)
The Parties shall file their respective federal income Tax Returns for each taxable year in which consideration is transferred under this Agreement in accordance with the calculations determined under this Section 6.3.
Section VI.4
Effectiveness.  The Tax election described in Section 6.1 shall first become effective for the taxable year that includes the Effective Time and shall remain in effect for all years for which this Agreement remains in effect.
Section VI.5
United States Tax Status Representation.  Each of the Parties represents and warrants that it is subject to United States taxation under the provisions of Subchapter L of Chapter 1 of Subtitle A of the Code.
Section VI.6
Breach of Representation.  Should either Party breach the representation and warranty of Tax status set forth in this Article VI, the breaching Party agrees to indemnify and hold the non-breaching Party, its directors, officers, employees, agents, and shareholders harmless from all Liability, loss, damages, fines, penalties, interest, and reasonable attorney’s fees, which the non-breaching Party, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.
Section VI.7
DAC Tax Reimbursement.  It is intended that the Ceding Company generally should not bear an economic cost relating to the federal income Tax treatment of the net consideration determined under Code Section 848 with regard to the New Insurance Policies.  To achieve this result, the Parties will negotiate in good faith with respect to each year in which the Ceding Company suffers a Tax detriment as a result of the issuance of any New Insurance Policy or the fact that any New Insurance Policy remains in force, an annual reimbursement amount payable by the Reinsurer to the Ceding Company (the “DAC Tax Reimbursement”) that reflects the net Tax detriment suffered by the Ceding Company as a result thereof in such year.  Such amount shall be remitted by the Reinsurer to the Ceding Company as soon as reasonably practicable following the completion of such negotiations.  The Parties shall cooperate in good faith to determine a reimbursement methodology that minimizes administrative costs for both Parties and the need for ongoing calculations with respect to relevant Premiums on the New Insurance Policies.  The amount of any Tax detriment shall be calculated without regard to Tax items or attributes of the Ceding Company unrelated to the New Insurance Policies, including any “net negative consideration” under Code Section 848 unrelated to the New Insurance Policies.  Any dispute between the Parties with regard to the proper amount of the DAC Tax Reimbursement will be resolved by an independent accounting firm mutually acceptable to the Parties.
Article VII.

INSOLVENCY
Section VII.1
Insolvency of the Ceding Company.
(a)
In the event of the insolvency of the Ceding Company, all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the contractholders, insureds or the beneficiaries entitled to receive payment under the Covered Insurance Policies, as applicable (a “Payee”) on the basis of the Liability of the Ceding Company under the Covered Insurance Policies, as applicable, without diminution because of the insolvency of the Ceding Company. It is understood, however, that in the event of the insolvency of the Ceding Company, the liquidator, receiver or statutory successor of the Ceding Company shall give written notice of the pendency of a claim against the Ceding Company on a Covered Insurance Policy within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor.  It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to Applicable Law, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.
(b)
Any payment by the Reinsurer directly to a Payee pursuant to this Section 7.1 shall be, to the extent of the payment, in substitution, satisfaction and discharge of the Reinsurer’s obligations to the Ceding Company, or to its liquidator, rehabilitator, receiver, conservator or statutory successor, under this Agreement.  Neither this Article VII, nor any other provision of this Agreement or any other Transaction Agreement nor any Covered Insurance Policies, shall be construed in a manner which would subject the Reinsurer to liability for duplicative payments of the Reinsured Liabilities reinsured under this Agreement.
(c)
In the event that the laws of the Ceding Company Domiciliary State should be amended to or otherwise require that reinsurance made, ceded, or renewed hereunder shall be payable in all events directly to the Ceding Company or its statutory liquidator, receiver or statutory successor (the “Domiciliary Receiver”) in order to avoid liability for duplicate payment by the Reinsurer, all amounts payable hereunder with respect to the Ceding Company (including to any Payees thereof) shall be payable directly to the Ceding Company or the Domiciliary Receiver on the basis of the liability of such Ceding Company, without diminution because of such insolvency or because such Domiciliary Receiver has failed to pay all or a portion of any claims, and the direct liability of the Reinsurer to any Payee as described in this Agreement shall no longer be applicable.
Article VIII.

DURATION; RECAPTURE
Section VIII.1
Duration.  This Agreement shall continue in force until such time as (a) the Ceding Company’s Liability arising out of or related to all Covered Insurance Policies reinsured hereunder is terminated in accordance with their respective terms, (b) the Ceding Company has elected to recapture the reinsurance of the Covered Insurance Policies in full in accordance with Section 8.3(a) and the Terminal Settlement has been completed in accordance with Section 8.4 or (c) the Reinsurer has elected to terminate this Agreement in accordance with Section 8.3(b) and the Terminal Settlement has been completed in accordance with Section 8.4.
Section VIII.2
Survival.  Notwithstanding the other provisions of this Article VIII, the terms and conditions of Articles I, VI, IX and X shall remain in full force and effect after the termination or recapture of this Agreement.
Section VIII.3
Recapture; Termination.
(a)
Upon the occurrence and continuation of a Recapture Triggering Event, the Ceding Company shall have the right (but not the obligation) to recapture all, and not less than all, of the reinsurance ceded under this Agreement, by providing the Reinsurer with written notice of its intent to effect recapture.  Recapture of the Covered Insurance Policies shall be effective on the date specified in such notice (the “Recapture Date”); provided, that the Recapture Date shall be at least [REDACTED] but no more than [REDACTED] following the date of such notice.
(b)
Upon the occurrence and continuation of a Termination Event, the Reinsurer shall have the right (but not the obligation) to terminate this Agreement by providing the Ceding Company with written notice of its intent to terminate.  Termination of this Agreement shall be effective on the date specified in such notice (the “Termination Date”).  Upon a termination by the Reinsurer, the Ceding Company shall recapture all the reinsurance ceded under this Agreement.  Recapture of the Covered Insurance Policies shall be effective on the Termination Date.
(c)
Following a recapture or termination pursuant to this Section 8.3, subject to the payment obligations described in Section 8.4, both the Ceding Company and the Reinsurer will be fully and finally released from all rights and obligations under this Agreement in respect of the Covered Insurance Policies, other than any payment obligations due hereunder prior to the Recapture Date or Termination Date but still unpaid on such date, any Liability of the Reinsurer for Reinsurer Extra-Contractual Obligations and any obligations with respect to the provisions that expressly survive the termination or recapture of this Agreement.  Following the consummation of the recapture or termination, (i) no additional Premiums or other amounts payable under such Covered Insurance Policies shall be payable to the Reinsurer hereunder, (ii) the Reinsurer shall have no further right to receive any Recoveries, and (iii) the Reinsurer shall have no further obligation to pay any Reinsured Liabilities or other amounts hereunder, in each case, except for obligations under the provisions that expressly survive termination as provided in Section 8.2.  Upon a recapture or termination pursuant to this Section 8.3, the Recoveries shall be automatically re-sold, re-assigned, re-transferred and re-delivered to the Ceding Company, effective as of the Recapture Date or Termination Date, as applicable, and all of the Reinsurer’s right, title and interest in the Recoveries (and any lockbox or other account set up for the receipt of the Recoveries after the Effective Time) and the security interest granted pursuant to Section 3.1(d) shall be automatically released, in each case without the need for any action on the part of the Parties.
(d)
Notwithstanding the remedies contemplated by this Article VIII, Article IV or elsewhere in this Agreement or the Transaction Agreements, the Ceding Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under this Agreement or any Transaction Agreement in lieu of exercising the remedies in this Article VIII, and it shall be no defense to any such claim that the Ceding Company might have had other recourse.
Section VIII.4
Recapture Payments.  In connection with a recapture or termination pursuant to Section 8.3, the Reinsurer shall prepare a settlement statement within [REDACTED] of the Recapture Date or Termination Date, as applicable (the “Terminal Settlement Statement”), setting forth the terminal settlement calculated in accordance with Exhibit C hereto for the Terminal Accounting Period (the “Terminal Settlement”).  If the amount of the Terminal Settlement for the Terminal Accounting Period is positive, the Ceding Company shall pay such amount to the Reinsurer within [REDACTED] of its receipt of the Terminal Settlement Statement.  If the amount of the Terminal Settlement for the Terminal Accounting Period is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company at the time it delivers the Terminal Settlement Statement to the Ceding Company.  In connection with such recapture or termination, if the Reinsurer fails to pay the full amount of the absolute value of the Terminal Settlement at the time it delivers the Terminal Settlement Statement to the Ceding Company, the Ceding Company may withdraw assets in the Trust Account to satisfy the remaining obligations of the Reinsurer therefor to the extent of such assets, with the Reinsurer remaining liable to the Ceding Company for any excess over the value of the assets so withdrawn.  In addition, following the Recapture Date or Termination Date, as applicable, the Trust Account shall be terminated and any remaining amounts in trust pursuant to Section 4.2 shall be released to the Reinsurer after the full satisfaction of the Terminal Settlement pursuant to the Terminal Settlement Statement.
Article IX.

INDEMNIFICATION; DISCLAIMER
Section IX.1
Reinsurer’s Obligation to Indemnify.  The Reinsurer hereby agrees to indemnify, defend and hold harmless the Ceding Company and its Affiliates and their respective officers, directors, stockholders, employees, Representatives, successors and assigns (collectively, the “Ceding Company Indemnified Parties”) from and against any and all Losses imposed on, sustained, incurred or suffered by the Ceding Company Indemnified Parties to the extent resulting from, arising out of or relating to (whether or not arising from a Third-Party Claim) (i) any breach by the Reinsurer of the covenants and agreements of the Reinsurer contained in this Agreement or (ii) the Reinsured Liabilities (including, for the avoidance of doubt, any Reinsurer Extra-Contractual Obligations).
Section IX.2
Ceding Company’s Obligation to Indemnify.  The Ceding Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its Affiliates and their respective officers, directors, stockholders, employees, Representatives, successors and assigns (collectively, the “Reinsurer Indemnified Parties”) from and against any and all Losses imposed on, sustained, incurred or suffered by the Reinsurer Indemnified Parties to the extent resulting from, arising out of or relating to (whether or not arising from a Third-Party Claim) (i) any breach by the Ceding Company of the covenants and agreements of the Ceding Company contained in this Agreement or (ii) any Ceding Company Extra-Contractual Obligations.
Section IX.3
Notice of Claim; Defense.
(a)
If (i) any non-affiliated third party or Governmental Body institutes, threatens or asserts any Action that may give rise to Losses for which a Party (an “Indemnifying Party”) may be liable for indemnification under this Article IX (a “Third-Party Claim”) or (ii) any Person entitled to indemnification under this Agreement (an “Indemnified Party”) shall have a claim to be indemnified by an Indemnifying Party that does not involve a Third-Party Claim, then the Indemnified Party shall promptly send to the Indemnifying Party a written notice specifying the nature of such claim and a good faith estimate of the amount of all related Losses (a “Claim Notice”).  The failure of an Indemnified Party to give a timely and adequate Claim Notice shall not relieve the Indemnifying Party of its obligations under this Article IX except to the extent that the Indemnifying Party is actually prejudiced by such failure.
(b)
The Indemnifying Party may, by notice delivered within twenty (20) Business Days after the receipt of a Claim Notice with respect to a Third-Party Claim, assume the defense and control of such Third-Party Claim (at the expense of such Indemnifying Party).  The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third-Party Claim and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if (i) the Third-Party Claim relates to or arises in connection with any criminal or insurance enforcement proceeding, action, indictment, allegation or investigation against the Indemnified Party or (ii) the Third-Party Claim would reasonably be expected to result in an injunction or equitable relief against the Indemnified Party that would, in each case, have a material effect on the operation of the business of such Indemnified Party or any of its Affiliates.
(c)
Subject to Section 9.3(b), in the event of a Third-Party Claim, if the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party may elect to retain counsel reasonably acceptable to the Indemnified Parties to represent such Indemnified Parties in connection with such Action and shall pay the fees, charges and disbursements of such counsel.  Subject to Section 9.3(b), if the Indemnifying Party so elects, the Indemnified Parties may participate, at their own expense and through legal counsel of their choice, in any such Action; provided that (i) the Indemnifying Party shall control the defense of the Indemnified Parties in connection with such Action and (ii) the Indemnified Parties and their counsel shall reasonably cooperate with the Indemnifying Party and its counsel in connection with such Action.  The Indemnifying Party shall not settle any such Action without the relevant Indemnified Parties’ prior written consent, unless the terms of such settlement (A) provide for no relief other than the payment of monetary damages, (B) involve no finding or admission of any breach or violation by any Indemnified Party and (C) include an express unconditional release of each Indemnified Party from all Liability arising from such Action.  Notwithstanding the foregoing, if the Indemnifying Party elects not to retain counsel and assume control of such defense, then the Indemnified Parties shall retain counsel reasonably acceptable to the Indemnifying Party in connection with such Action and assume control of the defense in connection with such Action, and the fees, charges and disbursements of no more than one such counsel per jurisdiction selected by the Indemnified Parties shall be reimbursed by the Indemnifying Party.  Under no circumstances will the Indemnifying Party have any liability in connection with any settlement of any Action that is entered into without its prior written consent (which shall not be unreasonably withheld, conditioned or delayed).
(d)
From and after the delivery of a Claim Notice involving a Third-Party Claim, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its counsel, experts and Representatives full access, during normal business hours, to the books, records, personnel and properties of such Indemnified Party to the extent reasonably related to such Claim Notice at no cost to the Indemnifying Party (other than for reasonable out-of-pocket expenses of the Indemnified Parties), subject to any bona fide claims of attorney-client privilege.
(e)
In the event any Indemnifying Party receives a Claim Notice from an Indemnified Party that does not involve a Third-Party Claim, the Indemnifying Party shall notify the Indemnified Party within sixty (60) Business Days following its receipt of such notice whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article IX; provided that the failure of an Indemnifying Party to give such notice shall not affect such Indemnifying Party’s obligations under this Article IX except to the extent that the Indemnified Party is prejudiced by such failure to give such notice.
Section IX.4
No Duplication; Exclusive Remedy.
(a)
To the extent that a Reinsurer Indemnified Party or a Ceding Company Indemnified Party has received payment in respect of a Loss pursuant to the provisions of any Transaction Agreement, such Reinsurer Indemnified Party or Ceding Company Indemnified Party shall not be entitled to indemnification for such Loss under this Agreement to the extent of such payment.  Notwithstanding anything to the contrary herein, any indemnification with respect to Product Tax Non-Compliance or Buyer Product Tax Non-Compliance shall be solely as provided in Section 12.6 of the Master Transaction Agreement.
(b)
Except as otherwise provided under this Agreement or the provisions of any Transaction Agreement, from and after the Closing Date, the exclusive remedy of the Reinsurer, the Reinsurer Indemnified Parties, the Ceding Company and the Ceding Company Indemnified Parties in connection with this Agreement (and any certificate or instrument delivered hereunder) and the transactions contemplated hereby (whether under this Agreement or arising under Applicable Law) shall be as provided in this Article IX.
Section IX.5
Mitigation.  The Reinsurer and the Ceding Company shall cooperate with each other with respect to resolving any claim or liability with respect to which one Party is obligated to indemnify the other Party under this Article IX, including by making commercially reasonable efforts to mitigate such claim or liability to the extent required by Applicable Law.
Section IX.6
Recovery by Indemnified Party.  In any case where an Indemnified Party recovers from a third party not Affiliated with such Indemnified Party any amount in respect of any Loss for which an Indemnifying Party has actually reimbursed it pursuant to this Article IX (but only to the extent that such Person would otherwise retain an amount greater than the full amount of the Losses sustained by such Indemnified Party as a result of the underlying claim), such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (net of any out-of-pocket expenses incurred by such Indemnified Party in collecting such amount), but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.
Section IX.7
Waiver of Duty of Utmost Good Faith.  In recognition that each Party has consummated the transactions contemplated by this Agreement and the Transaction Agreements to which it is a party, based on mutually negotiated representations, warranties, covenants, remedies and other terms and conditions as are fully set forth herein and therein, the Ceding Company and the Reinsurer absolutely and irrevocably waive resort to the duty of “utmost good faith” or any similar principle in connection with the formation or performance of this Agreement.
Article X.

MISCELLANEOUS
Section X.1
Notices.  All notices, requests, consents, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by electronic mail (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 10.1):
(a)
If to the Ceding Company, to:
The Great-West Life Assurance Company
[8515 East Orchard Road
Greenwood Village, Colorado 80111]
Attention:  Chief Financial Officer
with a copy to (which shall not constitute notice):
Eversheds Sutherland (US) LLP
1114 Avenue of the Americas, 40th Floor
New York, New York 10036
Attention: Bert Adams
E-Mail:  BertAdams@eversheds-sutherland.us
(b)
If to the Reinsurer, to:
c/o Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223
Attention: General Counsel
Email:  mark.drew@protective.com
with a copy to (which shall not constitute notice):
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention:  Alexander M. Dye; Donald B. Henderson, Jr.
Email: adye@willkie.com; dhenderson@willkie.com
Section X.2
Entire Agreement; Amendments.  This Agreement, together with the Exhibits and Schedules referred to herein, the Master Transaction Agreement, the Administrative Services Agreement, the Transition Services Agreement and the Trust Agreement, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior representations, warranties, negotiations, discussions, writings, agreements, understandings and letters of intent between them with respect thereto, none of which shall have any further force and effect for any purpose. This Agreement may not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties or their respective successors in interest.
Section X.3
Governing Law and Jurisdiction.  This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Ceding Company Domiciliary State, without regard to principles of conflicts of law thereof that would result in the application of the laws of a different jurisdiction.  Except as contemplated in the definition of Unamortized Portion of the Ceding Commission and Section 4.8(b), each of the Parties agree that any and all Actions relating to, arising out of or in connection with this Agreement or its subject matter and the rights and obligations arising hereunder, or for recognition and enforcement of any settlement or judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the courts of the State of New York located in the Borough of Manhattan, the City of New York or in the courts of the United States of America for the Southern District of New York.  Each of the Parties agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 10.1, or in such other manner as may be permitted by Applicable Laws, will be valid and sufficient service thereof.  Each of the Parties hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts.  Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Agreement, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by Applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  In order to facilitate the comprehensive resolution of related disputes, and upon request of any Party to any Action, the court may consolidate the Action with any other Action relating to this Agreement, the Master Transaction Agreement or any other Ancillary Agreement and the Parties hereby agree not to oppose any request by the other Party to consolidate any such Action with another Action relating to this Agreement, the Master Transaction Agreement or any other Ancillary Agreement.
Section X.4
No Third Party Beneficiaries.  Except as otherwise expressly set forth in any provision of this Agreement, including with respect to the Ceding Company Indemnified Parties and the Reinsurer Indemnified Parties, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
Section X.5
Expenses.  Except as otherwise provided herein, the Parties shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of counsel, actuaries and other Representatives.
Section X.6
Counterparts.  This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties.  Each counterpart may be delivered by electronic mail transmission, which transmission shall be deemed delivery of an originally executed document.
Section X.7
Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.
Section X.8
Waiver of Jury Trial; Multiplied and Punitive Damages.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD PERSON CLAIM OR OTHERWISE.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.  EACH PARTY ALSO IRREVOCABLY WAIVES ANY RIGHT TO PUNITIVE, INCIDENTAL, CONSEQUENTIAL OR MULTIPLIED DAMAGES, EITHER PURSUANT TO COMMON LAW OR STATUTE, IN EACH CASE IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (BUT NOT AS TO ANY ACTION BY ONE PARTY AGAINST THE OTHER SEEKING INDEMNIFICATION FOR A THIRD-PARTY CLAIM AGAINST THE PARTY INITIATING THE ACTION, TO THE EXTENT THAT SUCH DAMAGES MAY BE RECOVERABLE AS PART OF THE INDEMNIFICATION BY THE INDEMNIFIED PARTY).
Section X.9
Treatment of Confidential Information.
(a)
The Parties agree that, other than as contemplated by this Agreement or any Transaction Agreement and to the extent permitted or required to implement the transactions contemplated by this Agreement and the Transaction Agreements, the Parties will keep confidential and will not use or disclose the other Party’s Confidential Information and the terms and conditions of this Agreement, including the Exhibits and Schedules hereto, except (x) as otherwise required by Applicable Law or any order or ruling of any state insurance regulatory authority or any other Governmental Body, (y) as may be required to be disclosed in the financial statements of such Party or any of its Affiliates or (z) such disclosure as may be required in connection with any dispute resolution proceeding between the Parties in respect hereof.
(b)
The confidentiality obligations contained in this Agreement shall not apply to the federal Tax structure or federal Tax treatment of this Agreement and each Party hereto may disclose to any and all persons, without limitation of any kind, the federal Tax structure and federal Tax treatment of this Agreement; provided, that such disclosure may not be made until the earliest of (x) the date of the public announcement of discussions relating to this Agreement, (y) the date of the public announcement of this Agreement, or (z) the date of the execution of this Agreement.  The preceding sentence is intended to cause this Agreement to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code, and shall be construed in a manner consistent with such purpose.  Subject to the provision with respect to disclosure in the first sentence of this Section 10.9(b), each Party hereto acknowledges that it has no proprietary or exclusive rights to the federal Tax structure of this Agreement or any federal Tax matter or federal Tax idea related to this Agreement.
Section X.10
Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Except as provided below in this Section 10.10, neither Party may assign any of its rights, duties or obligations hereunder without the prior written consent of the other Party and any attempted assignment in violation of this provision shall be invalid ab initio; provided, that this Agreement shall inure to the benefit and bind those who, by operation of law, become successors to the Parties, including any receiver or any successor, merged or consolidated entity.
Section X.11
Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing at any time by the Party or Parties entitled to the benefit thereof.  Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party.  The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.
Section X.12
Specific Performance.  The Parties agree that irreparable harm for which damages will not provide a full and effective remedy will result if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that, in addition to any legal remedies the Parties may have, equitable remedies including but not limited to prohibitory injunction, mandatory injunction, preliminary injunction, emergency injunction, restraining order and specific performance shall be appropriate relief in enforcing these provisions and maintaining this Agreement in full force and effect.  The Parties expressly waive the defense that a remedy in damages alone will be adequate or that equitable remedies, including injunction and specific performance, are not appropriate for any reason at law or equity.  The Parties further agree that (a) by seeking the remedies provided for in this Section 10.12, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 10.12 are not available or otherwise are not granted and (b) nothing contained in this Section 10.12 shall require any Party to institute any action for (or limit any party’s right to institute any action for) specific performance under this Section 10.12 before exercising any termination or recapture right under Article VIII nor shall the commencement of any action pursuant to this Section 10.12 or anything contained in this Section 10.12 restrict or limit any Party’s right to terminate or recapture this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.
Section X.13
Interpretation.  The table of contents, articles, titles, captions and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.  All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”.  Unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such term.  Any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.  Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes any rules and regulations promulgated under the statute), and references to any section of any statute or regulation include any successor to the section.  Any agreement referred to herein include reference to all Exhibits, Schedules and other documents or agreements attached thereto.  The phrase “related to the Business” shall not have the meaning attributed to “Related to the Business” (as defined in the Master Transaction Agreement).
[Remainder of Page Intentionally Left Blank — Signature Page Follows]

1

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.
THE GREAT-WEST LIFE ASsurance Company

By:
Name:
Title:

Protective Life Insurance Company

By:
Name:
Title:

2

Omitted Schedules

The following schedules have been omitted from this agreement for confidentiality reasons. Although the information contained within the schedules is not otherwise disclosed in this agreement, the schedules do not contain information material to an investment or voting decision.

Omitted Schedule	Contents
SCHEDULE 1.1(A)
Covered Insurance Policies

SCHEDULE 1.1(B)   Financed Amounts

SCHEDULE 1.1(C)
Investment Guidelines

SCHEDULE 1.1(D)
Non-Guaranteed Elements Policy

SCHEDULE 1.1(E)
Recapture Triggering Event

SCHEDULE 1.1(F)
Triggering Event

SCHEDULE 1.1(G)
Unamortized Ceding Commission

Schedule of Policies issued, assumed or renewed by the Ceding Company

Schedule of Financed Amounts, as defined in the agreement.

Guidelines governing investment of assets held in trust

Policy of the Ceding Company with respect to the establishment of Non-Guaranteed Elements relating to the Covered Insurance Policies

Schedule of certain events causing the recapture of reinsurance ceded to the Reinsurer

Schedule of certain events causing the occurrence of a Triggering Event

Schedule setting forth the calculation methodology to determine the unamortized portion of the Ceding Company’s share of the Aggregate Ceding Commission